BlackRock Funds II
BlackRock 20/80 Target Allocation Fund
BlackRock 40/60 Target Allocation Fund
BlackRock 60/40 Target Allocation Fund
BlackRock 80/20 Target Allocation Fund
(each, a "Fund" and collectively, the "Funds")


77D(g)
In March 2015, the Board of Trustees (the "Board") of BlackRock
Funds II approved certain changes to the Funds. In particular, the Board approved a change in the name of each Fund as follows:




Current Fund Name
New Fund Name

BlackRock Conservative Prepared Portfolio
BlackRock 20/80 Target Allocation Fund


BlackRock Moderate Prepared Portfolio
BlackRock 40/60 Target Allocation Fund


BlackRock Growth Prepared Portfolio
BlackRock 60/40 Target Allocation Fund


BlackRock Aggressive Growth Prepared Portfolio
BlackRock 80/20 Target Allocation Fund


The Board also approved a change to the investment objectives of the BlackRock 20/80 Target Allocation Fund and the BlackRock 40/60 Target Allocation Fund. The BlackRock 20/80 Target Allocation Fund previously had an investment objective "to seek a balance between long term capital appreciation and high current income, with a greater emphasis on income." The BlackRock 20/80 Target Allocation Fund's investment objective became "to seek a balance between long term capital appreciation and high current income, with an emphasis on income." The BlackRock 40/60 Target Allocation Fund previously had an investment objective "to seek a balance between long term capital appreciation and high current income, with a greater emphasis on capital appreciation." The BlackRock 40/60 Target Allocation Fund's investment objective became "to seek a balance between long term capital appreciation and high current income, with an emphasis on income." The Board also approved certain changes to each Fund's principal investment strategies and investment process, and changes in the underlying funds in which the Funds may invest. As a result of these changes, each Fund's target allocation among asset classes changed as follows:


        Target Asset Allocation

Equity Securities       Fixed Income Securities


BlackRock 20/80 Target Allocation Fund
20%                     80%

BlackRock 40/60 Target Allocation Fund
40%                     60%

BlackRock 60/40 Target Allocation Fund
60%                     40%

BlackRock 80/20 Target Allocation Fund
80%                     20%

In addition, Fund management made certain changes to each Fund's portfolio management team and the benchmark indices against which each Fund compares its performance. BlackRock Advisors, LLC ("BlackRock") had agreed to contractually waive and/or reimburse fees and expenses to limit Total Annual Fund Operating Expenses to certain caps for Investor A, Investor C, Institutional and Class R Shares of each Fund until February 1, 2016. These contractual caps terminated on June 23, 2015. BlackRock agreed to new contractual caps for each such share class, which took effect on May 26, 2015 and remain in effect until February 1, 2017. In certain instances, the new contractual caps are higher than the former contractual caps. The changes became effective on May 26, 2015.

Investors should review carefully the specific changes to the Prospectus of each Fund, reflecting the changes noted above, which are detailed below.
Effective on May 26, 2015, the following changes were made to the Prospectus of each Fund.
Change in each Fund's Name
The BlackRock Conservative Prepared Portfolio is renamed BlackRock 20/80 Target Allocation Fund. References to the "Conservative Fund" are replaced with "20/80 Fund."
The BlackRock Moderate Prepared Portfolio is renamed BlackRock 40/60 Target Allocation Fund. References to the "Moderate Fund" are replaced with "40/60 Fund."
The BlackRock Growth Prepared Portfolio is renamed BlackRock 60/40 Target Allocation Fund. References to the "Growth Fund" are replaced with "60/40 Fund."
The BlackRock Aggressive Growth Prepared Portfolio is renamed BlackRock 80/20 Target Allocation Fund. References to the "Aggressive Growth Fund" are replaced with "80/20 Fund."
Change in the 20/80 Fund's Investment Objective
The section of the Prospectus entitled "Fund Overview-Key Facts About BlackRock Conservative Prepared Portfolio-Investment Objective" is deleted in its entirety and replaced with the following:
The investment objective of the BlackRock 20/80 Target Allocation Fund is to seek a balance between long term capital appreciation and high current income, with an emphasis on income.
Change in the 40/60 Fund's Investment Objective
The section of the Prospectus entitled "Fund Overview-Key Facts About BlackRock Moderate Prepared Portfolio-Investment Objective" is deleted in its entirety and replaced with the following:
The investment objective of the BlackRock 40/60 Target Allocation Fund is to seek a balance between long term capital appreciation and high current income, with an emphasis on income.
Change in each Fund's Strategies and Risks
The section of the Prospectus entitled "Fund Overview-Key Facts About BlackRock Conservative Prepared Portfolio-Principal Investment Strategies of the Fund" is deleted in its entirety and replaced with the following:
Principal Investment Strategies of the Fund
The Fund, which is a fund of funds, normally intends to obtain exposure to equity securities in an amount equal to 20% of its assets and exposure to fixed-income securities in an amount equal to 80% of its assets. The Fund intends to obtain this exposure primarily through investments in underlying funds, including exchange-traded funds ("ETFs"). Under normal circumstances, the Fund intends to invest primarily in affiliated open-end funds and affiliated ETFs.
In general, the Fund invests in three different kinds of underlying funds: those that invest primarily in equity securities (equity funds), those that invest primarily in fixed-income securities (fixed-income funds), and those that invest in a mix of equity and fixed-income securities (multi-asset funds). Equity funds may include funds that invest in any security or instrument in furtherance of an investment goal of long term capital appreciation, including domestic and international equities, real estate-related securities and other similar securities or instruments, as well as commodities. Fixed-income funds may include funds that invest in any security or instrument in furtherance of an investment goal of current income, including domestic and non-U.S. bonds, U.S. Government securities, mortgage-backed securities, high yield (or junk) bonds, and cash or money market instruments. Multi-asset funds may include funds that invest in any of the securities or instruments in which equity or fixed-income funds may invest. Variations in the target percentage allocation between equity and fixed-income securities, through investments in underlying funds, are permitted up to 10%. Therefore, based on a target equity/fixed-income allocation of 20%/80%, the Fund may have an equity/fixed-income allocation that ranges from 30%/70% to 10%/90%. Although variations beyond the 10% range are generally not permitted, BlackRock may determine in light of market conditions or other factors that a greater variation is warranted to protect the Fund or achieve its investment goal. The Fund's equity allocation may be further diversified by style (including both value and growth funds), market capitalization (including both large cap and small cap funds), globally (including domestic and international (including emerging market) funds), or other factors. The Fund's fixed-income allocation may be further diversified by sector (including government, corporate, agency, mortgage-backed securities, and other sectors), duration (a calculation of the average life of a bond which measures its price risk), credit quality (including non-investment grade debt or "junk bonds"), geographic location, or other factors. The percentage allocation to the various types of equity and fixed-income securities are determined at the discretion of the portfolio managers and can be changed to reflect the current market environment.
The Fund may, when consistent with its investment objective, buy or sell options or futures, or enter into total return swaps and foreign currency transactions (collectively, commonly known as derivatives). The Fund may seek to obtain market exposure to the securities in which it primarily invests by entering into a series of purchase and sale contracts or by using other investment techniques (such as reverse repurchase agreements or dollar rolls). The Fund may use derivatives as a substitute for taking a position in an underlying fund or ETF and such derivative exposure shall be included in the Fund's equity or fixed-income asset allocation as determined by Fund management. The Fund may also use derivatives as part of a strategy designed to reduce exposure to other risks and to enhance returns, in which case their use would involve leveraging risk.
The Fund is a non-diversified portfolio under the Investment Company Act of 1940, as amended.
The section of the Prospectus entitled "Fund Overview-Key Facts About BlackRock Conservative Prepared Portfolio-Principal Risks of Investing in the Fund" is amended to add the following:
.. Commodities Related Investments Risks-Exposure to the commodities markets may subject the Fund to greater volatility than investments in traditional securities. The value of commodity-linked derivative investments may be affected by changes in overall market movements, commodity index volatility, changes in interest rates, or factors affecting a particular industry or commodity, such as drought, floods, weather, embargoes, tariffs and international economic, political and regulatory developments.
.. Real Estate Related Securities Risk-The main risk of real estate related securities is that the value of the underlying real estate may go down. Many factors may affect real estate values. These factors include both the general and local economies, the amount of new construction in a particular area, the laws and regulations (including zoning and tax laws) affecting real estate and the costs of owning, maintaining and improving real estate. The availability of mortgages and changes in interest rates may also affect real estate values. If the Fund's real estate related investments are concentrated in one geographic area or in one property type, the Fund will be particularly subject to the risks associated with that area or property type.

The section of the Prospectus entitled "Fund Overview-Key Facts About BlackRock Moderate Prepared Portfolio-Principal Investment Strategies of the Fund" is deleted in its entirety and replaced with the following:
Principal Investment Strategies of the Fund
The Fund, which is a fund of funds, normally intends to obtain exposure to equity securities in an amount equal to 40% of its assets and exposure to fixed-income securities in an amount equal to 60% of its assets. The Fund intends to obtain this exposure primarily through investments in underlying funds, including exchange-traded funds ("ETFs"). Under normal circumstances, the Fund intends to invest primarily in affiliated open-end funds and affiliated ETFs.
In general, the Fund invests in three different kinds of underlying funds: those that invest primarily in equity securities (equity funds), those that invest primarily in fixed-income securities (fixed-income funds), and those that invest in a mix of equity and fixed-income securities (multi-asset funds). Equity funds may include funds that invest in any security or instrument in furtherance of an investment goal of long term capital appreciation, including domestic and international equities, real estate-related securities and other similar securities or instruments, as well as commodities. Fixed-income funds may include funds that invest in any security or instrument in furtherance of an investment goal of current income, including domestic and non-U.S. bonds, U.S. Government securities, mortgage-backed securities, high yield (or junk) bonds, and cash or money market instruments. Multi-asset funds may include funds that invest in any of the securities or instruments in which equity or fixed-income funds may invest. Variations in the target percentage allocation between equity and fixed-income securities, through investments in underlying funds, are permitted up to 10%. Therefore, based on a target equity/fixed-income allocation of 40%/60%, the Fund may have an equity/fixed-income allocation that ranges from 50%/50% to 30%/70%. Although variations beyond the 10% range are generally not permitted, BlackRock may determine in light of market conditions or other factors that a greater variation is warranted to protect the Fund or achieve its investment goal. The Fund's equity allocation may be further diversified by style (including both value and growth funds), market capitalization (including both large cap and small cap funds), globally (including domestic and international (including emerging market) funds), or other factors. The Fund's fixed-income allocation may be further diversified by sector (including government, corporate, agency, mortgage-backed securities, and other sectors), duration (a calculation of the average life of a bond which measures its price risk), credit quality (including non-investment grade debt or "junk bonds"), geographic location, or other factors. The percentage allocation to the various types of equity and fixed-income securities are determined at the discretion of the portfolio managers and can be changed to reflect the current market environment.
The Fund may, when consistent with its investment objective, buy or sell options or futures, or enter into total return swaps and foreign currency transactions (collectively, commonly known as derivatives). The Fund may seek to obtain market exposure to the securities in which it primarily invests by entering into a series of purchase and sale contracts or by using other investment techniques (such as reverse repurchase agreements or dollar rolls). The Fund may use derivatives as a substitute for taking a position in an underlying fund or ETF and such derivative exposure shall be included in the Fund's equity or fixed-income asset allocation as determined by Fund management. The Fund may also use derivatives as part of a strategy designed to reduce exposure to other risks and to enhance returns, in which case their use would involve leveraging risk.
The Fund is a non-diversified portfolio under the Investment Company Act of 1940, as amended.

The section of the Prospectus entitled "Fund Overview-Key Facts About BlackRock Moderate Prepared Portfolio-Principal Risks of Investing in the Fund" is amended to add the following:
.. Commodities Related Investments Risks-Exposure to the commodities markets may subject the Fund to greater volatility than investments in traditional securities. The value of commodity-linked derivative investments may be affected by changes in overall market movements, commodity index volatility, changes in interest rates, or factors affecting a particular industry or commodity, such as drought, floods, weather, embargoes, tariffs and international economic, political and regulatory developments.
.. Real Estate Related Securities Risk-The main risk of real estate related securities is that the value of the underlying real estate may go down. Many factors may affect real estate values. These factors include both the general and local economies, the amount of new construction in a particular area, the laws and regulations (including zoning and tax laws) affecting real estate and the costs of owning, maintaining and improving real estate. The availability of mortgages and changes in interest rates may also affect real estate values. If the Fund's real estate related investments are concentrated in one geographic area or in one property type, the Fund will be particularly subject to the risks associated with that area or property type.
The section of the Prospectus entitled "Fund Overview-Key Facts About BlackRock Growth Prepared Portfolio-Principal Investment Strategies of the Fund" is deleted in its entirety and replaced with the following:
Principal Investment Strategies of the Fund
The Fund, which is a fund of funds, normally intends to obtain exposure to equity securities in an amount equal to 60% of its assets and exposure to fixed-income securities in an amount equal to 40% of its assets. The Fund intends to obtain this exposure primarily through investments in underlying funds, including exchange-traded funds ("ETFs"). Under normal circumstances, the Fund intends to invest primarily in affiliated open-end funds and affiliated ETFs.
In general, the Fund invests in three different kinds of underlying funds: those that invest primarily in equity securities (equity funds), those that invest primarily in fixed-income securities (fixed-income funds), and those that invest in a mix of equity and fixed-income securities (multi-asset funds). Equity funds may include funds that invest in any security or instrument in furtherance of an investment goal of long term capital appreciation, including domestic and international equities, real estate-related securities and other similar securities or instruments, as well as commodities. Fixed-income funds may include funds that invest in any security or instrument in furtherance of an investment goal of current income, including domestic and non-U.S. bonds, U.S. Government securities, mortgage-backed securities, high yield (or junk) bonds, and cash or money market instruments. Multi-asset funds may include funds that invest in any of the securities or instruments in which equity or fixed-income funds may invest. Variations in the target percentage allocation between equity and fixed-income securities, through investments in underlying funds, are permitted up to 10%. Therefore, based on a target equity/fixed-income allocation of 60%/40%, the Fund may have an equity/fixed-income allocation that ranges from 70%/30% to 50%/50%. Although variations beyond the 10% range are generally not permitted, BlackRock may determine in light of market conditions or other factors that a greater variation is warranted to protect the Fund or achieve its investment goal. The Fund's equity allocation may be further diversified by style (including both value and growth funds), market capitalization (including both large cap and small cap funds), globally (including domestic and international (including emerging market) funds), or other factors. The Fund's fixed-income allocation may be further diversified by sector (including government, corporate, agency, mortgage-backed securities, and other sectors), duration (a calculation of the average life of a bond which measures its price risk), credit quality (including non-investment grade debt or "junk bonds"), geographic location, or other factors. The percentage allocation to the various types of equity and fixed-income securities are determined at the discretion of the portfolio managers and can be changed to reflect the current market environment.
The Fund may, when consistent with its investment objective, buy or sell options or futures, or enter into total return swaps and foreign currency transactions (collectively, commonly known as derivatives). The Fund may seek to obtain market exposure to the securities in which it primarily invests by entering into a series of purchase and sale contracts or by using other investment techniques (such as reverse repurchase agreements or dollar rolls). The Fund may use derivatives as a substitute for taking a position in an underlying fund or ETF and such derivative exposure shall be included in the Fund's equity or fixed-income asset allocation as determined by Fund management. The Fund may also use derivatives as part of a strategy designed to reduce exposure to other risks and to enhance returns, in which case their use would involve leveraging risk.
The Fund is a non-diversified portfolio under the Investment Company Act of 1940, as amended.
The section of the Prospectus entitled "Fund Overview-Key Facts About BlackRock Growth Prepared Portfolio-Principal Risks of Investing in the Fund" is amended to add the following:
.. Commodities Related Investments Risks-Exposure to the commodities markets may subject the Fund to greater volatility than investments in traditional securities. The value of commodity-linked derivative investments may be affected by changes in overall market movements, commodity index volatility, changes in interest rates, or factors affecting a particular industry or commodity, such as drought, floods, weather, embargoes, tariffs and international economic, political and regulatory developments.
.. Real Estate Related Securities Risk-The main risk of real estate related securities is that the value of the underlying real estate may go down. Many factors may affect real estate values. These factors include both the general and local economies, the amount of new construction in a particular area, the laws and regulations (including zoning and tax laws) affecting real estate and the costs of owning, maintaining and improving real estate. The availability of mortgages and changes in interest rates may also affect real estate values. If the Fund's real estate related investments are concentrated in one geographic area or in one property type, the Fund will be particularly subject to the risks associated with that area or property type.
The section of the Prospectus entitled "Fund Overview-Key Facts About BlackRock Aggressive Growth Prepared Portfolio-Principal Investment Strategies of the Fund" is deleted in its entirety and replaced with the following:
Principal Investment Strategies of the Fund
The Fund, which is a fund of funds, normally intends to obtain exposure to equity securities in an amount equal to 80% of its assets and exposure to fixed-income securities in an amount equal to 20% of its assets. The Fund intends to obtain this exposure primarily through investments in underlying funds, including exchange-traded funds ("ETFs"). Under normal circumstances, the Fund intends to invest primarily in affiliated open-end funds and affiliated ETFs.
In general, the Fund invests in three different kinds of underlying funds: those that invest primarily in equity securities (equity funds), those that invest primarily in fixed-income securities (fixed-income funds), and those that invest in a mix of equity and fixed-income securities (multi-asset funds). Equity funds may include funds that invest in any security or instrument in furtherance of an investment goal of long term capital appreciation, including domestic and international equities, real estate-related securities and other similar securities or instruments, as well as commodities. Fixed-income funds may include funds that invest in any security or instrument in furtherance of an investment goal of current income, including domestic and non-U.S. bonds, U.S. Government securities, mortgage-backed securities, high yield (or junk) bonds, and cash or money market instruments. Multi-asset funds may include funds that invest in any of the securities or instruments in which equity or fixed-income funds may invest. Variations in the target percentage allocation between equity and fixed-income securities, through investments in underlying funds, are permitted up to 10%. Therefore, based on a target equity/fixed-income allocation of 80%/20%, the Fund may have an equity/fixed-income allocation that ranges from 90%/10% to 70%/30%. Although variations beyond the 10% range are generally not permitted, BlackRock may determine in light of market conditions or other factors that a greater variation is warranted to protect the Fund or achieve its investment goal. The Fund's equity allocation may be further diversified by style (including both value and growth funds), market capitalization (including both large cap and small cap funds), globally (including domestic and international (including emerging market) funds), or other factors. The Fund's fixed-income allocation may be further diversified by sector (including government, corporate, agency, mortgage-backed securities, and other sectors), duration (a calculation of the average life of a bond which measures its price risk), credit quality (including non-investment grade debt or "junk bonds"), geographic location, or other factors. The percentage allocation to the various types of equity and fixed-income securities are determined at the discretion of the portfolio managers and can be changed to reflect the current market environment.
The Fund may, when consistent with its investment objective, buy or sell options or futures, or enter into total return swaps and foreign currency transactions (collectively, commonly known as derivatives). The Fund may seek to obtain market exposure to the securities in which it primarily invests by entering into a series of purchase and sale contracts or by using other investment techniques (such as reverse repurchase agreements or dollar rolls). The Fund may use derivatives as a substitute for taking a position in an underlying fund or ETF and such derivative exposure shall be included in the Fund's equity or fixed-income asset allocation as determined by Fund management. The Fund may also use derivatives as part of a strategy designed to reduce exposure to other risks and to enhance returns, in which case their use would involve leveraging risk.
The Fund is a non-diversified portfolio under the Investment Company Act of 1940, as amended.
The section of the Prospectus entitled "Fund Overview-Key Facts About BlackRock Aggressive Growth Prepared Portfolio-Principal Risks of Investing in the Fund" is amended to add the following:
.. Commodities Related Investments Risks-Exposure to the commodities markets may subject the Fund to greater volatility than investments in traditional securities. The value of commodity-linked derivative investments may be affected by changes in overall market movements, commodity index volatility, changes in interest rates, or factors affecting a particular industry or commodity, such as drought, floods, weather, embargoes, tariffs and international economic, political and regulatory developments.
.. Real Estate Related Securities Risk-The main risk of real estate related securities is that the value of the underlying real estate may go down. Many factors may affect real estate values. These factors include both the general and local economies, the amount of new construction in a particular area, the laws and regulations (including zoning and tax laws) affecting real estate and the costs of owning, maintaining and improving real estate. The availability of mortgages and changes in interest rates may also affect real estate values. If the Fund's real estate related investments are concentrated in one geographic area or in one property type, the Fund will be particularly subject to the risks associated with that area or property type.

The section of the Prospectus entitled "Details About the Funds-How Each Fund Invests" is deleted in its entirety and replaced with the following:
How Each Fund Invests
Investment Process
The Funds are intended to provide distinct investment programs to meet the different investment objective, time horizons and risk tolerances of a range of investors. Each Fund is created by BlackRock Advisors, LLC ("BlackRock") in a two step process.
The first step is to define the scope of the underlying investible fund universe. Factors such as fund classifications, historical risk and performance, and the relationship to other underlying funds held by a Fund are considered when selecting underlying funds. The specific underlying funds selected for each Fund are determined at BlackRock's discretion and may change as deemed appropriate to allow the Funds to meet their investment goals.
The second step is to determine an asset allocation for each Fund and implement such allocation by investing in underlying funds. The actual asset allocation for each Fund is established by the portfolio managers based on an assessment of what mix of general risk and return characteristics will allow the Fund to achieve its investment goal.
In general, each Fund invests in three different kinds of underlying funds: those that invest primarily in equity securities (equity funds), those that invest primarily in fixed-income securities (fixed-income funds), and those that invest in a mix of equity and fixed-income securities (multi-asset funds). Equity funds may include funds that invest in any security or instrument in furtherance of an investment goal of long term capital appreciation, including domestic and international equities, real estate-related securities and other similar securities or instruments, as well as commodities. Fixed-income funds may include funds that invest in any security or instrument in furtherance of an investment goal of current income, including domestic and non-U.S. bonds, U.S. Government securities, mortgage-backed securities, high yield (or junk) bonds, and cash or money market instruments. Multi-asset funds may include funds that invest in any of the securities or instruments in which equity or fixed-income funds may invest. BlackRock seeks to diversify each Fund's exposure to equity and fixed-income securities. Each Fund's equity allocation may be further diversified by style (including both value and growth funds), market capitalization (including both large cap and small cap funds), globally (including domestic and international (including emerging market) funds), or other factors. Each Fund's fixed-income allocation may be further diversified by sector (including government, corporate, agency, and other sectors), duration (a calculation of the average life of a bond which measures its price risk), credit quality (including non-investment grade debt or "junk bonds"), geographic location, or other factors.
BlackRock regularly monitors the allocations of the Funds to ensure that they adhere over time to the target allocations. The asset allocation targets listed for each Fund are general, long-term targets. On a regular basis, the portfolio managers assess market conditions, review each Fund's asset allocation, and determine whether any changes are required. BlackRock may periodically adjust the asset allocations in each Fund based on an assessment of the current market conditions and the potential contribution of each asset class to the expected risk and return characteristics of each Fund. In general, the adjustments will be limited to +/- 10% relative to the target allocations. The Funds may be brought back to the asset allocations determined by the portfolio managers either through the direction of daily cash flows to suitable underlying funds or by quarterly rebalancing if necessary.

See "Description of Underlying Funds" for a complete list of the underlying funds, their classification into equity, fixed-income or multi-asset funds and a brief description of their investment goals and primary investment strategies. Because each Fund invests principally in shares of underlying funds, each is considered "non-diversified" under the Investment Company Act of 1940, as amended (the "Investment Company Act"). Generally, a non-diversified fund may be affected more than a diversified fund by a change in the financial condition, or the financial market's assessment of the financial condition, of a company whose securities are held by the Fund. However, in the case of the Funds, this risk is reduced because the underlying funds are themselves generally diversified.
20/80 Fund
Investment Objective
The investment objective of the 20/80 Fund is to seek a balance between long term capital appreciation and high current income, with an emphasis on income.
Should the Fund's Board of Trustees determine that the investment objective of the Fund should be changed, shareholders will be given at least 30 days notice before any such change is made. However, such change can be effected without shareholder approval.
Principal Investment Strategies
In pursuit of this objective, the Fund, which is a fund of funds, normally intends to obtain exposure to equity securities in an amount equal to 20% of its assets and exposure to fixed-income securities in an amount equal to 80% of its assets. The Fund intends to obtain this exposure primarily through investments in underlying funds, including ETFs. Under normal circumstances, the Fund intends to invest primarily in affiliated open-end funds and affiliated ETFs.
In general, the Fund invests in three different kinds of underlying funds: those that invest primarily in equity securities (equity funds), those that invest primarily in fixed-income securities (fixed-income funds), and those that invest in a mix of equity and fixed-income securities (multi-asset funds). Equity funds may include funds that invest in any security or instrument in furtherance of an investment goal of long term capital appreciation, including domestic and international equities, real estate-related securities and other similar securities or instruments, as well as commodities. Fixed-income funds may include funds that invest in any security or instrument in furtherance of an investment goal of current income, including domestic and non-U.S. bonds, U.S. Government securities, mortgage-backed securities, high yield (or junk) bonds, and cash or money market instruments. Multi-asset funds may include funds that invest in any of the securities or instruments in which equity or fixed-income funds may invest. Variations in the target percentage allocation between equity and fixed-income securities, through investments in underlying funds, are permitted up to 10%. Therefore, based on a target equity/fixed-income allocation of 20%/80%, the Fund may have an equity/fixed-income allocation that ranges from 30%/70% to 10%/90%. Although variations beyond the 10% range are generally not permitted, BlackRock may determine in light of market conditions or other factors that a greater variation is warranted to protect the Fund or achieve its investment goal. Within the prescribed percentage allocations to equity and fixed-income securities, the portfolio managers will select the allocations to various types of equity and fixed-income securities. The Fund's equity allocation may be further diversified by style (including both value and growth funds), market capitalization (including both large cap and small cap funds), globally (including domestic and international (including emerging market) funds), or other factors. The Fund's fixed-income allocation may be further diversified by sector (including government, corporate, agency, mortgage-backed securities, and other sectors), duration (a calculation of the average life of a bond which measures its price risk), credit quality (including non-investment grade debt or "junk bonds"), geographic location, or other factors. The percentage allocation to the various types of equity and fixed-income securities are determined at the discretion of the portfolio managers and can be changed to reflect the current market environment.
The underlying funds are selected primarily to obtain exposure to the various types of equity and fixed-income securities in the Fund's asset allocation. Factors such as fund classifications, historical risk and performance, and the relationship to other underlying funds are considered in the selection process.
The Fund may be rebalanced quarterly to the asset allocation determined by the portfolio managers. In addition, daily cash flows may be directed to suitable underlying funds in order to minimize deviations during the month.
The Fund may, when consistent with its investment objective, buy or sell options or futures, or enter into total return swaps and foreign currency transactions (collectively, commonly known as derivatives). An option is the right to buy or sell an instrument (which can be a security, an index of securities, a currency, or a basket of currencies) at a specific price on or before a specific date. A future is an agreement to buy or sell a security or an index of securities at a specific price on a specific date. A total return swap is a contract in which one party agrees to make periodic payments to another party based on the change in market value of the assets underlying the contract, which may include a specified security, basket of securities or securities indices, during the specified period, in return for periodic payments. The Fund may seek to obtain market exposure to the securities in which it primarily invests by entering into a series of purchase and sale contracts or by using other investment techniques (such as reverse repurchase agreements or dollar rolls). The Fund may use derivatives as a substitute for taking a position in an underlying fund or ETF and such derivative exposure shall be included in the Fund's equity or fixed-income asset allocation as determined by Fund management. The Fund may also use derivatives as part of a strategy designed to reduce exposure to other risks and to enhance returns, in which case their use would involve leveraging risk.
The Fund is classified as non-diversified under the Investment
Company Act.
40/60 Fund
Investment Objective
The investment objective of the 40/60 Fund is to seek a balance between long term capital appreciation and high current income, with an emphasis on income.
Should the Fund's Board of Trustees determine that the investment objective of the Fund should be changed, shareholders will be given at least 30 days notice before any such change is made. However, such change can be effected without shareholder approval.
Principal Investment Strategies
In pursuit of this objective, the Fund, which is a fund of funds, normally intends to obtain exposure to equity securities in an amount equal to 40% of its assets and exposure to fixed-income securities in an amount equal to 60% of its assets. The Fund intends to obtain this exposure primarily through investments in underlying funds, including ETFs. Under normal circumstances, the Fund intends to invest primarily in affiliated open-end funds and affiliated ETFs.
In general, the Fund invests in three different kinds of underlying funds: those that invest primarily in equity securities (equity funds), those that invest primarily in fixed-income securities (fixed-income funds), and those that invest in a mix of equity and fixed-income securities (multi-asset funds). Equity funds may include funds that invest in any security or instrument in furtherance of an investment goal of long term capital appreciation, including domestic and international equities, real estate-related securities and other similar securities or instruments, as well as commodities. Fixed-income funds may include funds that invest in any security or instrument in furtherance of an investment goal of current income, including domestic and non-U.S. bonds, U.S. Government securities, mortgage-backed securities, high yield (or junk) bonds, and cash or money market instruments. Multi-asset funds may include funds that invest in any of the securities or instruments in which equity or fixed-income funds may invest. Variations in the target percentage allocation between equity and fixed-income securities, through investments in underlying funds, are permitted up to 10%. Therefore, based on a target equity/fixed-income allocation of 40%/60%, the Fund may have an equity/fixed-income allocation that ranges from 50%/50% to 30%/70%. Although variations beyond the 10% range are generally not permitted, BlackRock may determine in light of market conditions or other factors that a greater variation is warranted to protect the Fund or achieve its investment goal. Within the prescribed percentage allocations to equity and fixed-income securities, the portfolio managers will select the allocations to various types of equity and fixed-income securities. The Fund's equity allocation may be further diversified by style (including both value and growth funds), market capitalization (including both large cap and small cap funds), globally (including domestic and international (including emerging market) funds), or other factors. The Fund's fixed-income allocation may be further diversified by sector (including government, corporate, agency, mortgage-backed securities, and other sectors), duration (a calculation of the average life of a bond which measures its price risk), credit quality (including non-investment grade debt or "junk bonds"), geographic location, or other factors. The percentage allocation to the various types of equity and fixed-income securities are determined at the discretion of the portfolio managers and can be changed to reflect the current market environment.
The underlying funds are selected primarily to obtain exposure to the various types of equity and fixed-income securities in the Fund's asset allocation. Factors such as fund classifications, historical risk and performance, and the relationship to other underlying funds are considered in the selection process.
The Fund may be rebalanced quarterly to the asset allocation determined by the portfolio managers. In addition, daily cash flows may be directed to suitable underlying funds in order to minimize deviations during the month.
The Fund may, when consistent with its investment objective, buy or sell options or futures, or enter into total return swaps and foreign currency transactions (collectively, commonly known as derivatives). An option is the right to buy or sell an instrument (which can be a security, an index of securities, a currency, or a basket of currencies) at a specific price on or before a specific date. A future is an agreement to buy or sell a security or an index of securities at a specific price on a specific date. A total return swap is a contract in which one party agrees to make periodic payments to another party based on the change in market value of the assets underlying the contract, which may include a specified security, basket of securities or securities indices, during the specified period, in return for periodic payments. The Fund may seek to obtain market exposure to the securities in which it primarily invests by entering into a series of purchase and sale contracts or by using other investment techniques (such as reverse repurchase agreements or dollar rolls). The Fund may use derivatives as a substitute for taking a position in an underlying fund or ETF and such derivative exposure shall be included in the Fund's equity or fixed-income asset allocation as determined by Fund management. The Fund may also use derivatives as part of a strategy designed to reduce exposure to other risks and to enhance returns, in which case their use would involve leveraging risk.
The Fund is classified as non-diversified under the Investment
Company Act.
60/40 Fund
Investment Objective
The investment objective of the 60/40 Fund is to seek long term capital appreciation. Current income is also a consideration.

Should the Fund's Board of Trustees determine that the investment objective of the Fund should be changed, shareholders will be given at least 30 days notice before any such change is made. However, such change can be effected without shareholder approval.
Principal Investment Strategies
In pursuit of this objective, the Fund, which is a fund of funds, normally intends to obtain exposure to equity securities in an amount equal to 60% of its assets and exposure to fixed-income securities in an amount equal to 40% of its assets. The Fund intends to obtain this exposure primarily through investments in underlying funds, including ETFs. Under normal circumstances, the Fund intends to invest primarily in affiliated open-end funds and affiliated ETFs.
In general, the Fund invests in three different kinds of underlying funds: those that invest primarily in equity securities (equity funds), those that invest primarily in fixed-income securities (fixed-income funds), and those that invest in a mix of equity and fixed-income securities (multi-asset funds). Equity funds may include funds that invest in any security or instrument in furtherance of an investment goal of long term capital appreciation, including domestic and international equities, real estate-related securities and other similar securities or instruments, as well as commodities. Fixed-income funds may include funds that invest in any security or instrument in furtherance of an investment goal of current income, including domestic and non-U.S. bonds, U.S. Government securities, mortgage-backed securities, high yield (or junk) bonds, and cash or money market instruments. Multi-asset funds may include funds that invest in any of the securities or instruments in which equity or fixed-income funds may invest. Variations in the target percentage allocation between equity and fixed-income securities, through investments in underlying funds, are permitted up to 10%. Therefore, based on a target equity/fixed-income allocation of 60%/40%, the Fund may have an equity/fixed-income allocation that ranges from 70%/30% to 50%/50%. Although variations beyond the 10% range are generally not permitted, BlackRock may determine in light of market conditions or other factors that a greater variation is warranted to protect the Fund or achieve its investment goal. Within the prescribed percentage allocations to equity and fixed-income securities, the portfolio managers will select the allocations to various types of equity and fixed-income securities. The Fund's equity allocation may be further diversified by style (including both value and growth funds), market capitalization (including both large cap and small cap funds), globally (including domestic and international (including emerging market) funds), or other factors. The Fund's fixed-income allocation may be further diversified by sector (including government, corporate, agency, mortgage-backed securities, and other sectors), duration (a calculation of the average life of a bond which measures its price risk), credit quality (including non-investment grade debt or "junk bonds"), geographic location, or other factors. The percentage allocation to the various types of equity and fixed-income securities are determined at the discretion of the portfolio managers and can be changed to reflect the current market environment.
The underlying funds are selected primarily to obtain exposure to the various types of equity and fixed-income securities in the Fund's asset allocation. Factors such as fund classifications, historical risk and performance, and the relationship to other underlying funds are considered in the selection process.
The Fund may be rebalanced quarterly to the asset allocation determined by the portfolio managers. In addition, daily cash flows may be directed to suitable underlying funds in order to minimize deviations during the month.
The Fund may, when consistent with its investment objective, buy or sell options or futures, or enter into total return swaps and foreign currency transactions (collectively, commonly known as derivatives). An option is the right to buy or sell an instrument (which can be a security, an index of securities, a currency, or a basket of currencies) at a specific price on or before a specific date. A future is an agreement to buy or sell a security or an index of securities at a specific price on a specific date. A total return swap is a contract in which one party agrees to make periodic payments to another party based on the change in market value of the assets underlying the contract, which may include a specified security, basket of securities or securities indices, during the specified period, in return for periodic payments. The Fund may seek to obtain market exposure to the securities in which it primarily invests by entering into a series of purchase and sale contracts or by using other investment techniques (such as reverse repurchase agreements or dollar rolls). The Fund may use derivatives as a substitute for taking a position in an underlying fund or ETF and such derivative exposure shall be included in the Fund's equity or fixed-income asset allocation as determined by Fund management. The Fund may also use derivatives as part of a strategy designed to reduce exposure to other risks and to enhance returns, in which case their use would involve leveraging risk.
The Fund is classified as non-diversified under the Investment
Company Act.
80/20 Fund
Investment Objective
The investment objective of the 80/20 Fund is to seek long term capital appreciation. Current income is not a consideration. Should the Fund's Board of Trustees determine that the investment objective of the Fund should be changed, shareholders will be given at least 30 days notice before any such change is made. However, such change can be effected without shareholder approval.
Principal Investment Strategies
In pursuit of this objective, the Fund, which is a fund of funds, normally intends to obtain exposure to equity securities in an amount equal to 80% of its assets and exposure to fixed-income securities in an amount equal to 20% of its assets. The Fund intends to obtain this exposure primarily through investments in underlying funds, including exchange-traded funds ("ETFs"). Under normal circumstances, the Fund intends to invest primarily in affiliated open-end funds and affiliated ETFs.
In general, the Fund invests in three different kinds of underlying funds: those that invest primarily in equity securities (equity funds), those that invest primarily in fixed-income securities (fixed-income funds), and those that invest in a mix of equity and fixed-income securities (multi-asset funds). Equity funds may include funds that invest in any security or instrument in furtherance of an investment goal of long term capital appreciation, including domestic and international equities, real estate-related securities and other similar securities or instruments, as well as commodities. Fixed-income funds may include funds that invest in any security or instrument in furtherance of an investment goal of current income, including domestic and non-U.S. bonds, U.S. Government securities, mortgage-backed securities, high yield (or junk) bonds, and cash or money market instruments. Multi-asset funds may include funds that invest in any of the securities or instruments in which equity or fixed-income funds may invest. Variations in the target percentage allocation between equity and fixed-income securities, through investments in underlying funds, are permitted up to 10%. Therefore, based on a target equity/fixed-income allocation of 80%/20%, the Fund may have an equity/fixed-income allocation that ranges from 90%/10% to 70%/30%. Although variations beyond the 10% range are generally not permitted, BlackRock may determine in light of market conditions or other factors that a greater variation is warranted to protect the Fund or achieve its investment goal. Within the prescribed percentage allocations to equity and fixed-income securities, the portfolio managers will select the allocations to various types of equity and fixed-income securities. The Fund's equity allocation may be further diversified by style (including both value and growth funds), market capitalization (including both large cap and small cap funds), globally (including domestic and international (including emerging market) funds), or other factors. The Fund's fixed-income allocation may be further diversified by sector (including government, corporate, agency, mortgage-backed securities, and other sectors), duration (a calculation of the average life of a bond which measures its price risk), credit quality (including non-investment grade debt or "junk bonds"), geographic location, or other factors. The percentage allocation to the various types of equity and fixed-income securities are determined at the discretion of the portfolio managers and can be changed to reflect the current market environment.
The underlying funds are selected primarily to obtain exposure to the various types of equity and fixed-income securities in the Fund's asset allocation. Factors such as fund classifications, historical risk and performance, and the relationship to other underlying funds are considered in the selection process.
The Fund may be rebalanced quarterly to the asset allocation determined by the portfolio managers. In addition, daily cash flows may be directed to suitable underlying funds in order to minimize deviations during the month.
The Fund may, when consistent with its investment objective, buy or sell options or futures, or enter into total return swaps and foreign currency transactions (collectively, commonly known as derivatives). An option is the right to buy or sell an instrument (which can be a security, an index of securities, a currency, or a basket of currencies) at a specific price on or before a specific date. A future is an agreement to buy or sell a security or an index of securities at a specific price on a specific date. A total return swap is a contract in which one party agrees to make periodic payments to another party based on the change in market value of the assets underlying the contract, which may include a specified security, basket of securities or securities indices, during the specified period, in return for periodic payments. The Fund may seek to obtain market exposure to the securities in which it primarily invests by entering into a series of purchase and sale contracts or by using other investment techniques (such as reverse repurchase agreements or dollar rolls). The Fund may use derivatives as a substitute for taking a position in an underlying fund or ETF and such derivative exposure shall be included in the Fund's equity or fixed-income asset allocation as determined by Fund management. The Fund may also use derivatives as part of a strategy designed to reduce exposure to other risks and to enhance returns, in which case their use would involve leveraging risk.
The Fund is classified as non-diversified under the Investment
Company Act.
Other Strategies
In addition to investing in the underlying funds, a Fund may also invest uninvested cash balances in affiliated money market funds.
It is possible that in extreme market conditions a Fund temporarily may invest some or all of its assets in high quality money market securities. Such a temporary defensive strategy would be inconsistent with a Fund's primary investment strategies. The reason for acquiring money market securities would be to avoid market losses. However, if market conditions improve, this strategy could result in reducing the potential gain from the market upswing, thus reducing a Fund's opportunity to achieve its investment goal. As part of its normal operations, a Fund may hold high quality money market securities pending investments or when it expects to need cash to pay redeeming shareholders. A Fund will not deviate from its normal strategies if it holds these securities pending investments.
A Fund may lend securities with a value up to 33 1/3% of its total assets to financial institutions that provide cash or securities issued or guaranteed by the U.S. Government as collateral.

The second paragraph in the section of the Prospectus entitled "Details About the Funds-Investments Risks" is deleted in its entirety and replaced with the following:
By owning shares of underlying funds, each Fund indirectly invests, to varying degrees, in fixed-income and equity securities. The Funds are subject to the same risks as the underlying funds in which they invest. Equity funds may include funds that invest in domestic and international equities, real estate-related securities and other similar securities or instruments, as well as commodities. Fixed-income funds may include funds that invest in domestic and non-U.S. bonds, U.S. Government securities, high yield (or junk) bonds, and cash or money market instruments. Multi-asset funds may include funds that invest in any of the securities or instruments in which equity or fixed-income funds may invest. In addition, the underlying funds may invest in derivatives. The risks set forth below are the principal risks of investing in the Funds and the underlying funds. In the following discussion, references to the "Fund" shall mean any one or more of the relevant underlying funds and the Funds, as applicable.
The table entitled "Equity Funds" in the section of the Prospectus entitled "Details About the Funds-Information about Underlying Funds and ETFs" is deleted in its entirety and replaced with the following:




Fund Name

Investment Objective and Principal Investment
Strategies
BlackRock
Basic Value
Fund, Inc.

The investment objective of the BlackRock Basic
Value Fund, Inc. (the "Fund") is to seek capital appreciation and, secondarily, income by investing in securities, primarily equity securities, that management of the Fund believes are undervalued and therefore represent basic investment value.

The Fund invests primarily in equity securities that Fund management believes are undervalued, which means that their prices are less than Fund management believes they are worth. Equity securities primarily consist of common stock, preferred stock, securities convertible into common stock, or securities or other instruments whose price is linked to the value of common stock. Fund management places particular emphasis on companies with below average price/earnings ratios that may pay above average dividends. The Fund invests primarily in common stock of U.S. companies. The Fund focuses on companies with market capitalizations of over $5 billion.

BlackRock
Emerging
Markets
Long/Short
Equity Fund

The investment objective of BlackRock Emerging
Markets Long/Short Equity Fund (the "Fund"), a series of BlackRock FundsSM (the "Trust"), is to seek total return over the long term.

Under normal conditions, the Fund invests at least 80% of its total assets in global equity instruments and related derivative instruments issued by, or tied economically to, companies in emerging markets. BlackRock considers an emerging market country to include any country that is: 1) generally recognized to be an emerging market country by the international financial community, including the World Bank;
2) classified by the United Nations as a developing country; or 3) included in the MSCI
Emerging Markets IndexSM. BlackRock determines that an investment is tied economically to an emerging market if such investment satisfies one or more of the following conditions: 1) the issuer's primary trading market is in an emerging market; 2) the issuer is organized under the laws of, derives at least 50% of its revenue from, or has at least 50% of its assets in emerging markets; 3) the investment is included in an index representative of emerging markets; and 4) the investment is exposed to the economic risks and returns of emerging markets.
The Fund may invest in securities of issuers of any market capitalization and in securities denominated in either U.S. dollars or foreign currencies.

BlackRock
Global
Dividend
Portfolio

The investment objective of the BlackRock Global
Dividend Portfolio (the "Global Dividend
Portfolio" or the "Fund") is to seek to provide a level of current income that exceeds the average yield on global stocks generally.
Additionally, the Fund seeks to provide long-term capital appreciation.

Under normal circumstances, the Fund will invest at least 80% of its net assets in dividend-paying equity securities and at least 40% of its assets outside of the U.S. (unless market conditions are not deemed favorable by Fund management, in which case the Fund would invest at least 30% of its assets outside of the U.S.).
The Fund will primarily invest in common stock, preferred stock, securities convertible into common and preferred stock and non-convertible preferred stock. The Fund may invest in securities of non-U.S. issuers that can be U.S.
dollar based or non-U.S. dollar based. The Fund may invest in securities of companies of any market capitalization, but intends to invest primarily in securities of large capitalization companies. The combination of equity securities will be varied from time to time both with respect to types of securities and markets in response to changing market and economic trends.
The Fund may invest in shares of companies through initial public offerings ("IPOs") and "new issues."

BlackRock
Global
Long/Short
Equity Fund

The investment objective of BlackRock Global
Long/Short Equity Fund ("Global Long/Short
Equity Fund" or the "Fund"), a series of BlackRock FundsSM (the "Trust"), is to seek total return over the long term.

Under normal circumstances, Global Long/Short
Equity Fund invests at least 80% of its total assets in equity instruments and related derivative instruments issued by, or tied economically to, companies located in developed markets. The Fund determines that an investment is tied economically to a developed market if such investment satisfies one or more of the following conditions: 1) the issuer's primary trading market is in a developed market; 2) the issuer is organized under the laws of, derives at least 50% of its revenue from, or has at least 50% of its assets in developed markets; 3) the investment is included in an index representative of developed markets; and 4) the investment is exposed to the economic risks and returns of developed markets. The Fund may invest in securities of issuers of any market capitalization and in securities denominated in either U.S. dollars or foreign currencies.

BlackRock
Global
SmallCap Fund,
Inc.


The investment objective of BlackRock Global
SmallCap Fund, Inc. (the "Fund") is to seek long-term growth of capital by investing primarily in a portfolio of equity securities of small cap issuers located in various foreign countries and in the United States.

The Fund invests in a diversified portfolio primarily consisting of equity securities of small cap issuers in various foreign countries and in the United States. Equity securities consist primarily of common and preferred stocks and depositary receipts, and include securities convertible into common stock, and securities or other instruments whose price is linked to the value of common stock. Depositary receipts include American Depositary Receipts ("ADRs"),
European Depositary Receipts ("EDRs"), Global
Depositary Receipts ("GDRs") and unsponsored depositary receipts. ADRs are receipts typically issued by an American bank or trust company that evidence underlying securities issued by a foreign corporation. EDRs (issued in Europe) and GDRs (issued throughout the world) each evidence a similar ownership arrangement. In addition, the Fund may invest in derivative securities or instruments, such as options and futures, the value of which is based on a common stock or a group of common stocks. The Fund may use derivatives to hedge its investment portfolio against market, interest rate and currency risks or to seek to enhance its return. The derivatives that the Fund may use include indexed and inverse securities, options, futures, swaps and forward foreign exchange transactions.

Under normal circumstances, the Fund invests at least 80% of its assets in equity securities of small cap issuers. Small cap issuers are those whose market capitalization is similar to the market capitalization of companies in the Morgan
Stanley Capital International ("MSCI") All
Country World Small Cap IndexSM at the time of the Fund's investment. As of September 30, 2014, the MSCI All Country World Small Cap IndexSM included companies with free float market capitalizations generally between $24 million and $11,005 billion. The market capitalizations of companies in the index change with market conditions and the composition of the MSCI All
Country World Small Cap IndexSM.



BlackRock
International
Opportunities
Portfolio

The investment objective of BlackRock
International Opportunities Portfolio
("International Opportunities" or the "Fund"), a series of BlackRock FundsSM (the "Trust"), is to seek long-term capital appreciation.

Under normal market conditions, International
Opportunities invests at least 80% of its net assets in equity securities issued by foreign companies of any market capitalization. The Fund may invest up to 40% of its net assets in stocks of issuers in emerging market countries.

The Fund seeks to buy primarily common stock but can also invest in preferred stock and convertible securities. From time to time the Fund may invest in shares of companies through initial public offerings ("IPOs").

BlackRock Real
Estate
Securities
Fund

The investment objective of BlackRock Real
Estate Securities Fund (the "Fund"), a series of
BlackRock FundsSM (the "Trust"), is to seek total return comprised of long-term growth of capital and dividend income.

Under normal conditions, the Fund invests at least 80% of its net assets plus any borrowings for investment purposes (measured at the time of purchase) in a portfolio of equity investments in issuers that are primarily engaged in or related to the real estate industry inside the United States. An issuer is primarily engaged in or related to the real estate industry if it derives at least 50% of its gross revenues or net profits from the ownership, development, construction, financing, management or sale of commercial, industrial or residential real estate or interests therein or has 50% of its assets in real estate or real estate interests.
The Fund may invest up to 20% of its net assets plus any borrowings for investment purposes
(measured at the time of purchase) in a
portfolio of equity investments in issuers that are primarily engaged in or related to the real estate industry outside the United States and fixed-income investments, such as government, corporate and bank debt obligations.
The table entitled "Fixed Income Funds" in the section of the Prospectus entitled "Details About the Funds-Information about
Underlying Funds and ETFs" is deleted in its entirety and replaced with the following:




Fund Name

Investment Objective and Principal Investment Strategies

BlackRock
Emerging
Markets
Flexible
Dynamic Bond
Portfolio


The BlackRock Emerging Markets Flexible Dynamic
Bond Portfolio ("Emerging Markets Flexible
Dynamic Bond Portfolio" or the "Fund") seeks maximum long term total return.
The BlackRock Emerging Markets Flexible Dynamic
Bond Portfolio invests primarily in a global portfolio of fixed income securities and derivatives of any maturity of issuers located in emerging markets that may be denominated in any currency (on a hedged or un-hedged basis).
Fixed income securities are debt obligations such as bonds and debentures, U.S. Government securities, debt obligations of domestic and non-U.S. corporations, debt obligations of non-
U.S. governments and their political
subdivisions, asset-backed securities, various mortgage-backed securities (both residential and commercial), other floating or variable rate obligations, municipal obligations and zero coupon debt securities. Emerging markets include, but are not limited to, countries that are included in the J.P. Morgan GBI-EM Global
Diversified Index.

The Fund will invest at least 80% of its assets in fixed income securities issued by governments, their political subdivisions
(states, provinces and municipalities), agencies and companies tied economically to an emerging market. Fund management considers securities to be tied economically to an emerging market if
(1) the issuer is organized under the laws of or maintains its principal place of business in an emerging market country, (2) the issuer's securities are traded principally in an emerging market country or (3) the issuer, during its most recent fiscal year, derived at least 50% of its revenues or profits from goods produced or sold, investments made, or services performed in an emerging market country or has at least 50% of its assets in an emerging market country. The full spectrum of available investments, including non-investment grade (high yield or junk) securities (including distressed securities), securities of small cap issuers and derivatives may be utilized in satisfying the Fund's 80% policy. It is possible that up to 100% of the Fund's assets may be invested in non-investment grade (high yield or junk) securities. Many of the countries in which the Fund invests will have sovereign ratings that are below investment grade or will be unrated.
The Fund may invest a significant portion of its assets in one country. The Fund may gain exposure to currencies by investing in bonds of emerging market issuers denominated in any currency. The Fund may also gain exposure to currencies through the use of cash and derivatives. The Fund may also buy when-issued securities and participate in delayed delivery transactions.



BlackRock
Floating Rate
Income
Portfolio

The primary investment objective of the
BlackRock Floating Rate Income Portfolio (the
"Floating Rate Income Portfolio" or the "Fund") is to seek to provide high current income, with a secondary objective of long-term capital appreciation.

The Fund normally invests at least 80% of its assets in floating rate investments and investments that are the economic equivalent of floating rate investments, which effectively enables the Fund to achieve a floating rate of income. These investments may include, but are not limited to, any combination of the following securities: (i) senior secured floating rate loans or debt; (ii) second lien or other subordinated or unsecured floating rate loans or debt; and (iii) fixed-rate loans or debt with respect to which the Fund has entered into derivative instruments to effectively convert the fixed-rate interest payments into floating rate interest payments. The Fund may also purchase, without limitation, participations or assignments in senior floating rate loans or second lien floating rate loans.

BlackRock
Global
Long/Short
Credit Fund

The investment objective of BlackRock Global
Long/Short Credit Fund (the "Fund") a series of BlackRock FundsSM (the "Trust"), is to seek absolute total returns over a complete market cycle.

The Fund seeks to provide absolute total returns over a complete market cycle through diversified long and short exposure to the global fixed income markets. A complete market cycle for fixed income funds such as the Fund is typically three to five years.

Under normal circumstances, the Fund invests at least 80% of its total assets in credit-related instruments. Credit-related instruments include, but are not limited to, U.S. Government and agency securities, foreign government and supranational debt securities, corporate bonds, including bonds of companies principally engaged in the aircraft or air transportation industries, mortgage-related securities and asset-backed securities, collateralized debt and loan obligations, including bonds collateralized by aircraft and/or aircraft equipment, emerging market debt securities, preferred securities, structured products, mezzanine securities, senior secured floating rate and fixed rate loans or debt, second lien or other subordinated or unsecured floating rate and fixed rate loans or debt, convertible debt securities, and derivatives with similar economic characteristics. The Fund may invest in fixed, variable and floating rate instruments, including participations and assignments, of any duration or maturity.

Under normal circumstances, the Fund
anticipates it will allocate a substantial amount (approximately 40% or more, unless market conditions are not deemed favorable by BlackRock, in which case the Fund would invest at least 30%) of its total assets in securities (or derivatives with similar economic characteristics) of (i) foreign government issuers, (ii) issuers organized or located outside the United States, (iii) issuers whose securities primarily trade in a market located outside the United States, or
(iv) issuers doing a substantial amount of business outside the United States, which the Fund considers to be companies that derive at least 50% of their revenue or profits from business outside the United States or have at least 50% of their sales or assets outside the United States. The Fund will allocate its assets among various regions and countries, including the United States (but in no less than three different countries).

BlackRock High
Yield Bond
Portfolio

The investment objective of the BlackRock
High Yield Bond Portfolio (the "High Yield
Fund" or the "Fund") is to seek to maximize total return, consistent with income generation and prudent investment management.

The High Yield Fund invests primarily in non-investment grade bonds with maturities of ten years or less. The High Yield Fund normally invests at least 80% of its assets in high yield bonds. The high yield securities
(commonly called "junk bonds") acquired by the High Yield Fund will generally be in the lower rating categories of the major rating agencies (BB or lower by Standard & Poor's or Fitch Ratings, Inc. or Ba or lower by Moody's
Investor Services) or will be determined by the High Yield Fund management team to be of similar quality. Split rated bonds will be considered to have the higher credit rating.
The Fund may invest up to 30% of its assets in non-dollar denominated bonds of issuers located outside of the United States. The
High Yield Fund's investment in non-dollar denominated bonds may be on a currency hedged or unhedged basis. The Fund may also invest in convertible and preferred securities.
Convertible debt securities will be counted toward the Fund's 80% policy to the extent they have characteristics similar to the securities included within that policy.

BlackRock Inflation
Protected Bond
Portfolio

The investment objective of the BlackRock
Inflation Protected Bond Portfolio (the
"Inflation Protected Bond Portfolio" or
the "Fund") is to seek to maximize real
return, consistent with preservation of
real capital and prudent investment
management.

Under normal circumstances, the Fund
invests at least 80% of its assets in
inflation-indexed bonds of varying
maturities issued by the U.S. and non-U.S.
governments, their agencies or
instrumentalities, and U.S. and non-U.S.
corporations.

The Fund maintains an average portfolio
duration that is within ?20% of the
duration of the Barclays U.S. Treasury
Inflation Protected Securities Index (the benchmark).

The Fund may invest up to 20% of its
assets in non-investment grade bonds (high yield or junk bonds) or securities of emerging market issuers. The Fund may also invest up to 20% of its assets in non-dollar denominated securities of non-U.S.
issuers, and may invest without limit in U.S. dollar denominated securities of non-
U.S. issuers.

BlackRock Low
Duration Bond
Portfolio

The investment objective of the BlackRock
Low Duration Bond Portfolio (the "Low
Duration Fund" or the "Fund") is to seek to maximize total return, consistent with income generation and prudent investment management.

The Low Duration Fund invests primarily in investment grade bonds and maintains an average portfolio duration that is between 0 and 3 years.

The Low Duration Fund normally invests at least 80% of its assets in debt securities. The Low Duration Fund may invest up to 20% of its assets in non-investment grade bonds (commonly called
"high yield" or "junk bonds"). The Low
Duration Fund may also invest up to 25% of its assets in assets of foreign issuers, of which 10% (as a percentage of the Fund's assets) may be invested in emerging markets issuers. Up to 10% of the Low
Duration Fund's assets may be exposed to non-US currency risk. A bond of a foreign issuer, including an emerging market issuer, will not count toward the 10% limit on non-US currency exposure if the bond is either (i) US dollar-denominated or (ii) non-US dollar-denominated, but hedged back to US dollars.

BlackRock
Strategic Income
Opportunities
Portfolio

The BlackRock Strategic Income
Opportunities Portfolio ("Strategic Income
Opportunities Portfolio" or the "Fund")
seeks total return as is consistent with preservation of capital.

Under normal market conditions, the
Strategic Income Opportunities Portfolio will invest in a combination of fixed income securities, including, but not limited to: high yield securities, international securities, emerging markets debt and mortgages. Depending on market conditions, the Fund may invest in other market sectors. Fixed income securities are debt obligations such as bonds and debentures, U.S. Government securities, debt obligations of domestic and non-U.S.
corporations, debt obligations of non-U.S.
governments and their political
subdivisions, asset-backed securities,
various mortgage-backed securities (both residential and commercial), other floating or variable rate obligations, convertible securities, municipal obligations and zero coupon debt securities. The Fund may invest in preferred securities, illiquid securities, exchange-traded funds ("ETFs"), including affiliated ETFs, and corporate loans. The
Fund may engage in short sales for hedging purposes or to enhance total return. In implementing its strategy, the Fund may short up to 15% of the market value of the Fund's total assets. However, the Fund may make short sales of to-be-announced
("TBA") mortgage-backed securities and may make short sales "against-the-box" without regard to this restriction. In a short sale against-the-box, at the time of the sale, the Fund owns or has the immediate and unconditional right to acquire the identical security at no additional cost.
Master Total Return
Portfolio

The primary objective of the Total Return
Portfolio is to realize a total return
that exceeds that of the Barclays Capital
U.S. Aggregate Bond Index.

The Portfolio invests primarily in a
diversified portfolio of fixed-income
securities, such as corporate bonds and
notes, mortgage-backed and asset-backed
securities, convertible securities,
preferred securities and government debt obligations.

The Total Return Portfolio typically
invests more than 90% of its assets in a diversified portfolio of fixed-income securities. The fixed-income securities in which the Total Return Portfolio invests, include: U.S. Government debt securities, corporate debt securities issued by U.S.
and foreign companies, asset-backed
securities, mortgage-backed securities,
preferred securities issued by U.S. and
foreign companies, corporate debt
securities and preferred securities
convertible into common stock, foreign
sovereign debt instruments, and money
market securities.

Under normal circumstances, the Total
Return Portfolio invests at least 80% of its assets in bonds. This 80% policy is a non-fundamental policy of the Portfolio and may not be changed without 60 days' prior notice to shareholders. The
Portfolio invests primarily in fixed-
income securities that are rated in the
four highest rating categories by at least one of the recognized rating agencies
(including Baa or better by Moody's
Investor Service, Inc. or BBB or better by Standard & Poor's or Fitch Ratings.
Securities rated in any of the four
highest rating categories are known as
"investment grade" securities.
The table entitled "Money Market Fund" in the section of the Prospectus entitled "Details About the Funds-Information about Underlying Funds and ETFs" is deleted in its entirety and replaced with the following table with the title "Multi-Asset Funds":




Fund Name

Investment Objective and Principal Investment Strategies

BlackRock
Global
Allocation
Fund, Inc.

The investment objective of the BlackRock Global
Allocation Fund, Inc. (the "Fund") is to provide high total investment return through a fully managed investment policy utilizing United States and foreign equity securities, debt and money market securities, the combination of which will be varied from time to time both with respect to types of securities and markets in response to changing market and economic trends. Total return means the combination of capital growth and investment income.

The Fund invests in a portfolio of equity, debt and money market securities. Generally, the Fund's portfolio will include both equity and debt securities. Equity securities include common stock, preferred stock, securities convertible into common stock, rights and warrants or securities or other instruments whose price is linked to the value of common stock. At any given time, however, the Fund may emphasize either debt securities or equity securities. In selecting equity investments, the Fund mainly seeks securities that Fund management believes are undervalued. The Fund may buy debt securities of varying maturities, debt securities paying a fixed or fluctuating rate of interest, and debt securities of any kind, including, by way of example, securities issued or guaranteed by the U.S. Government or its agencies or instrumentalities, by foreign governments or international agencies or supranational entities, or by domestic or foreign private issuers, debt securities convertible into equity securities, inflation-indexed bonds, structured notes, credit-linked notes, loan assignments and loan participations. In addition, the Fund may invest up to 35% of its total assets in "junk bonds," corporate loans and distressed securities. The
Fund may also invest in Real Estate Investment
Trusts ("REITs") and securities related to real assets (like real estate- or precious metals-related securities) such as stock, bonds or convertible bonds issued by REITs or companies that mine precious metals.

The table entitled "Exchange Traded Funds ("ETFs")" in the section of the Prospectus entitled "Details About the Funds-
Information about Underlying Funds and ETFs" is deleted in its entirety and replaced with the following:




Fund Name

Investment Objective and Principal Investment Strategies

iShares 10+
Year Credit
Bond ETF

The iShares 10+ Year Credit Bond ETF (the "Fund") seeks to track the investment results of an index composed of long-term, investment-grade U.S.
corporate bonds and U.S. dollar-denominated bonds, including those of non-U.S. corporations and governments, with remaining maturities greater than ten years.

The Fund seeks to track the investment results of the Barclays U.S. Long Credit Index (the
"Underlying Index"), which is a broad index designed to measure the performance of long-term, investment-grade U.S. corporate bonds and U.S.
dollar denominated bonds, including those of non-
U.S. corporations and governments, with remaining maturities greater than ten years. Component securities include publicly-issued debt of U.S.
corporations and U.S. dollar-denominated, publicly issued debt of non-U.S. corporations, non-U.S. government debt and supranational debt.
The Underlying Index may include large-, mid- or small-capitalization companies, and components primarily include sovereign entities, and financial and industrials companies. The components of the Underlying Index, and the degree to which these components represent certain industries, may change over time.

The securities in the Underlying Index have $250 million or more par amount outstanding, and have at least 10+ years to final maturity regardless of optionality. In addition, the securities in the Underlying Index must be denominated in U.S.
dollars and have a fixed rate, although they can carry a coupon that steps-up or changes according to a predetermined schedule, and must be rated investment grade (Baa3/BBB-/BBB-) or higher using the middle rating of Moody's Investors Service, Inc., Standard and Poor's Ratings Services, or
Fitch, Inc. after dropping the highest and lowest available ratings. When a rating from only two agencies is available, the lower ("more conservative") rating is used. When a rating from only one agency is available, it is used to determine index eligibility. The Underlying Index is market-capitalization weighted and is rebalanced on the last business day of each month.

As of December 31, 2013, the Underlying Index consisted of 1,757 U.S. dollar-denominated issues of supranational and national entities of, and corporate entities whose principal place of business is in, the following countries or regions: Australia, Belgium, Brazil, Canada,
Chile, China, Colombia, Finland, France, Germany,
Ireland, Israel, Italy, Mexico, Netherlands,
Norway, Panama, Peru, Philippines, South Africa,
South Korea, Spain, Sweden, Switzerland, Turkey, the United Kingdom, the United States and
Uruguay.

iShares 1-3
Year Treasury
Bond ETF


The iShares 1-3 Year Treasury Bond ETF (the
"Fund") seeks to track the investment results of an index composed of U.S. Treasury bonds with remaining maturities between one and three years.

The Fund seeks to track the investment results of the Barclays U.S. 1-3 Year Treasury Bond Index
(the "Underlying Index"), which measures the performance of public obligations of the U.S.
Treasury that have a remaining maturity of greater than or equal to one year and less than three years. As of December 31, 2013, there were 85 issues in the Underlying Index.

The Underlying Index includes all publicly-issued
U.S. Treasury securities that have a remaining maturity of greater than or equal to one year and less than three years, are rated investment-grade, and have $250 million or more of outstanding face value. In addition, the securities in the Underlying Index must be denominated in U.S. dollars and must be fixed-rate and non-convertible. Excluded from the Underlying Index are certain special issues such as targeted investor notes, state and local government series bonds and coupon issues that have been stripped from bonds. The Underlying
Index is market capitalization-weighted and the securities in the Underlying Index are updated on the last business day of each month.



iShares 20+
Year Treasury
Bond ETF

The iShares 20+ Year Treasury Bond ETF (the
"Fund") seeks to track the investment results of an index composed of U.S. Treasury bonds with remaining maturities greater than twenty years.

The Fund seeks to track the investment results of the Barclays U.S. 20+ Year Treasury Bond Index
(the "Underlying Index"), which measures the performance of public obligations of the U.S.
Treasury that have a remaining maturity of 20 or more years. As of December 31, 2013, there were 25 issues in the Underlying Index.

The Underlying Index includes all publicly-issued
U.S. Treasury securities that have a remaining maturity of greater than or equal to 20 years, are rated investment-grade and have $250 million or more of outstanding face value. In addition, the securities in the Underlying Index must be denominated in U.S. dollars and must be fixed-rate and non-convertible. Excluded from the Underlying Index are certain special issues such as targeted investor notes, state and local government series bonds and coupon issues that have been stripped from bonds. The Underlying
Index is market capitalization-weighted and the securities in the Underlying Index are updated on the last business day of each month.

iShares 3-
7 Year
Treasury Bond
ETF

The iShares 3-7 Year Treasury Bond ETF (the
"Fund") seeks to track the investment results of an index composed of U.S. Treasury bonds with remaining maturities between three and seven years.

The Fund seeks to track the investment results of the Barclays U.S. 3-7 Year Treasury Bond Index
(the "Underlying Index"), which measures the performance of public obligations of the U.S.
Treasury that have a remaining maturity of greater than or equal to three years and less than seven years. As of December 31, 2013, there were 95 issues in the Underlying Index.

The Underlying Index includes all publicly-issued
U.S. Treasury securities that have a remaining maturity of greater than or equal to three years and less than seven years and have $250 million or more of outstanding face value. In addition, the securities in the Underlying Index must be denominated in U.S. dollars and must be fixed-rate and non-convertible. Excluded from the Underlying Index are certain special issues such as targeted investor notes, state and local government series bonds and coupon issues that have been stripped from bonds. The Underlying
Index is market capitalization-weighted and the securities in the Underlying Index are updated on the last business day of each month.

iShares 7-
10 Year
Treasury Bond
ETF


The iShares 7-10 Year Treasury Bond ETF (the
"Fund") seeks to track the investment results of an index composed of U.S. Treasury bonds with remaining maturities between seven and ten years.

The Fund seeks to track the investment results of the Barclays U.S. 7-10 Year Treasury Bond Index
(the "Underlying Index"), which measures the performance of public obligations of the U.S.
Treasury that have a remaining maturity of greater than or equal to seven years and less than ten years. As of December 31, 2013, there were 20 issues in the Underlying Index.
The Underlying Index includes all publicly-issued
U.S. Treasury securities that have a remaining maturity of greater than or equal to seven years and less than 10 years and have $250 million or more of outstanding face value. In addition, the securities in the Underlying Index must be denominated in U.S. dollars and must be fixed-rate and non-convertible. Excluded from the Underlying Index are certain special issues such as targeted investor notes, state and local government series bonds and coupon issues that have been stripped from bonds. The Underlying
Index is market capitalization- weighted and the securities in the Underlying Index are updated on the last business day of each month.



iShares
Commodities
Select
Strategy ETF

The iShares Commodities Select Strategy ETF (the
"Fund") seeks total return by providing investors with broad commodity exposure.

The Fund seeks to achieve its investment objective by investing in a combination of exchange-traded commodity futures contracts, exchange-traded options on commodity-related futures contracts and exchange-cleared commodity-related swaps and commodity-related equity securities, thereby obtaining exposure to the commodities markets. The Fund is an actively managed exchange-traded fund that does not seek to replicate the performance of a specified index.

iShares Core
MSCI EAFE ETF

The iShares Core MSCI EAFE ETF (the "Fund") seeks to track the investment results of an index composed of large-, mid- and small-capitalization developed market equities, excluding the U.S. and Canada.

The Fund seeks to track the investment results of the MSCI EAFE IMI (the "Underlying Index"), which has been developed by MSCI Inc. as an equity benchmark for its international stock performance. The Underlying Index is designed to measure large-, mid- and small-capitalization equity market performance and includes stocks from Europe, Australasia and the Far East and, as of June 30, 2014, consisted of the following 21 developed market countries or regions: Australia, Austria, Belgium, Denmark, Finland, France,
Germany, Hong Kong, Ireland, Israel, Italy,
Japan, the Netherlands, New Zealand, Norway,
Portugal, Singapore, Spain, Sweden, Switzerland and the United Kingdom. Components primarily include consumer discretionary, financials and industrials companies. The components of the Underlying Index, and the degree to which these components represent certain industries, may change over time.

iShares Core
MSCI Emerging
Markets ETF

The iShares Core MSCI Emerging Markets ETF (the
"Fund") seeks to track the investment results of an index composed of large-, mid- and small-capitalization emerging market equities.

The Fund seeks to track the investment results of the MSCI Emerging Markets Investable Market Index
(IMI) (the "Underlying Index"), which is designed to measure large-, mid- and small-cap equity market performance in the global emerging markets. As of June 30, 2014, the Underlying
Index consisted of the following 23 emerging market countries: Brazil, Chile, China, Colombia, the Czech Republic, Egypt, Greece, Hungary,
India, Indonesia, Malaysia, Mexico, Peru, the
Philippines, Poland, Qatar, Russia, South Africa,
South Korea, Taiwan, Thailand, Turkey and the
United Arab Emirates. As of June 30, 2014, the
Underlying Index was comprised of 2,653
constituents. Components primarily include consumer discretionary, energy, financials and information technology companies. The components of the Underlying Index, and the degree to which these components represent certain industries, may change over time.
iShares Core
S&P 500 ETF

The iShares Core S&P 500 ETF (the "Fund") seeks to track the investment results of an index composed of large-capitalization U.S. equities.

The Fund seeks to track the investment results of the S&P 500(r) (the "Underlying Index"), which measures the performance of the large-capitalization sector of the U.S. equity market.
As of March 31, 2014, the Underlying Index included approximately 80% of the market capitalization of all publicly-traded U.S. equity securities. The component stocks are weighted according to the float-adjusted market value of their outstanding shares. The Underlying Index consists of stocks from a broad range of industries. Components primarily include consumer discretionary, financials, healthcare and information technology companies. The components of the Underlying Index, and the degree to which these components represent certain industries, may change over time.
iShares Core
S&P Mid-Cap
ETF

The iShares Core S&P Mid-Cap ETF (the "Fund") seeks to track the investment results of an index composed of mid-capitalization U.S. equities.

The Fund seeks to track the investment results of the S&P MidCap 400(r) (the "Underlying Index"), which measures the performance of the mid-capitalization sector of the U.S. equity market.
As of March 31, 2014, the Underlying Index included approximately 8% of the market capitalization of all U.S. equity securities. The stocks in the Underlying Index have a market capitalization between $1.2 billion and $5.1 billion at time of entry, and which may fluctuate depending on the overall level of the equity markets, and are selected for liquidity and industry group representation. The Underlying
Index consists of stocks from a broad range of industries. Components primarily include financials, industrials and information technology companies. The components of the Underlying Index, and the degree to which these components represent certain industries, may change over time.

iShares Core
S&P Small-Cap
ETF

The iShares Core S&P Small-Cap ETF (the "Fund") seeks to track the investment results of an index composed of small-capitalization U.S. equities.

The Fund seeks to track the investment results of the S&P SmallCap 600(r) (the "Underlying Index"), which measures the performance of the small-capitalization sector of the U.S. equity market.
As of March 31, 2014, the Underlying Index included approximately 3% of the market capitalization of all U.S. equity securities. The stocks in the Underlying Index have a market capitalization between $350 million and $1.6 billion at time of entry, which may fluctuate depending on the overall level of the equity markets, and are selected for liquidity and industry group representation. The Underlying
Index consists of stocks from a broad range of industries. Components primarily include consumer discretionary, financials, industrials and information technology companies. The components of the Underlying Index, and the degree to which these components represent certain industries, may change over time.

iShares Core
S&P Total
U.S. Stock
Market ETF


The iShares Core S&P Total U.S. Stock Market ETF
(the "Fund") seeks to track the investment results of a broad-based index composed of U.S.
equities.

The Fund seeks to track the investment results of the S&P Composite 1500(r) (the "Underlying Index"), which comprises the S&P 500(r), S&P MidCap 400(r) and
S&P SmallCap 600(r), which together represent approximately 91% of the total U.S. equity market as of March 31, 2014. The securities in the Underlying Index are weighted based on the total float-adjusted market value of their outstanding shares. Securities with higher total market values have a larger representation in the Underlying Index. The S&P 500(r) measures the performance of the large-capitalization sector of the U.S. equity market. As of March 31, 2014, the S&P 500(r) included approximately 80% of the market capitalization of all U.S. equity securities. The
S&P MidCap 400(r) measures the performance of the mid-capitalization sector of the U.S. equity market. The securities added to the S&P MidCap
400(r) have a market capitalization between $1.2 billion and $5.1 billion at time of entry, which may fluctuate depending on the overall level of the equity markets, and are selected for liquidity and industry group representation. The securities added to the S&P SmallCap 600(r) have a market capitalization between $350 million and $1.6 billion at time of entry, which may fluctuate depending on the overall level of the equity markets, and the S&P SmallCap 600(r) measures the performance of publicly-traded securities in the small-capitalization sector of the U.S. equity market. Components primarily include consumer discretionary, financials, healthcare and information technology companies.
The components of the Underlying Index, and the degree to which these components represent certain industries, may change over time.



iShares Core
U.S.
Aggregate
Bond ETF

The iShares Core U.S. Aggregate Bond ETF (the
"Fund") seeks to track the investment results of an index composed of the total U.S. investment-grade bond market.

The Fund seeks to track the investment results of the Barclays U.S. Aggregate Bond Index (the
"Underlying Index"), which measures the
performance of the total U.S. investment-grade bond market. As of December 31, 2013, there were 8,727 issues in the Underlying Index.

The Underlying Index includes investment-grade
U.S. Treasury bonds, government-related bonds, corporate bonds, mortgage-backed pass-through securities, commercial mortgage-backed securities and asset-backed securities that are publicly offered for sale in the United States. The
Underlying Index may include large-, mid- or small-capitalization companies, and components primarily include mortgage-backed pass-through and treasury securities, and industrials companies. The components of the Underlying
Index, and the degree to which these components represent certain industries, may change over time. The securities in the Underlying Index have $250 million or more of outstanding face value and have at least one year remaining to maturity, with the exception of amortizing securities such as asset-backed and mortgage-backed securities, which have lower thresholds as defined by the index provider. In addition, the securities in the Underlying Index must be denominated in U.S.
dollars and must be fixed-rate and non-
convertible. Certain types of securities, such as state and local government series bonds, structured notes with embedded swaps or other special features, private placements, floating-rate securities and Eurobonds are excluded from the Underlying Index. The Underlying Index is market capitalization-weighted and the securities in the Underlying Index are updated on the last business day of each month.

iShares Core
U.S. Credit
Bond ETF


The iShares Core U.S. Credit Bond ETF (the
"Fund") seeks to track the investment results of an index composed of U.S. dollar-denominated, investment-grade corporate, sovereign, supranational, local authority and non-U.S.
agency bonds.

The Fund seeks to track the investment results of the Barclays U.S. Credit Bond Index (the
"Underlying Index"), which measures the
performance of investment-grade corporate debt and sovereign, supranational, local authority and non-U.S. agency bonds that are U.S. dollar denominated and have a remaining maturity of greater than or equal to one year. As of December
31, 2013, there were 5,656 issues in the Underlying Index. The Underlying Index may include large-, mid- or small-capitalization companies, and components primarily include financials, industrials and utilities companies.
The components of the Underlying Index, and the degree to which these components represent certain industries, may change over time.
The Underlying Index includes investment-grade credit securities that have a remaining maturity of greater than or equal to one year and have $250 million or more of outstanding face value.
In addition, the securities in the Underlying
Index must be denominated in U.S. dollars and must be fixed-rate and non-convertible. Excluded from the Underlying Index are structured notes with embedded swaps or other special features, private placements, floating-rate securities and bonds that have been issued in one country's currency, but are traded outside of that country in a different country and regulatory system
(Eurobonds). The Underlying Index is market capitalization-weighted, and the securities in the Underlying Index are updated on the last business day of each month.



iShares
Emerging
Markets
Corporate
Bond ETF

The iShares Emerging Markets Corporate Bond ETF
(the "Fund") seeks to track the investment results of an index composed of U.S. dollar-denominated, emerging market corporate bonds.

The Fund seeks to track the investment results of the Morningstar(r) Emerging Markets Corporate Bond
IndexSM (the "Underlying Index"), which tracks the performance of the U.S. dollar-denominated emerging market corporate bond market. All bonds included in the Underlying Index are selected according to a set of rule-based inclusion criteria regarding issue size, bond type, maturity, and liquidity. The securities included in the Underlying Index are rebalanced on the first business day of each month. Eligible countries included in the Underlying Index are rebalanced annually at the end of September.

The Underlying Index includes bonds issued by corporations and quasi-sovereign corporations
(more than 50% government ownership) based in Latin American, Eastern European, Middle
Eastern/African, and Asian (excluding Japan) countries that meet certain criteria to be classified as emerging market countries by Morningstar, Inc.'s ("Morningstar") proprietary index methodology. Eligible individual securities must have a minimum outstanding face value of $500 million or more, and eligible issuers must have aggregate outstanding debt of $1 billion or more to be included in the Underlying Index. All securities included in the Underlying Index must be U.S. dollar-denominated fixed rate bonds with a remaining maturity of 13 months or more at the time of rebalancing and a minimum of 36 months to maturity or greater at time of issuance. There are no ratings restrictions on either the individual bonds or the country of risk, but all bonds in the Underlying Index must have at least one credit rating from either Moody's Investors
Service, Inc. ("Moody's"), Standard & Poor's
Ratings Services or Fitch Ratings, Inc.
("Fitch").

The Underlying Index is market capitalization-weighted with a 5% capping of issuers and a pro rata distribution of any excess weight across the remaining issuers in the Underlying Index. As of September 30, 2014, the Underlying Index included issuers located in Brazil, Chile, China, Colombia, Hong Kong, India, Indonesia, Israel,
Jamaica, Kazakhstan, Kuwait, Malaysia, Mexico,
Peru, the Philippines, Qatar, Russia, Saudi
Arabia, Singapore, South Africa, South Korea,
Thailand, Trinidad and Tobago, Turkey, the
Ukraine, the United Arab Emirates and Venezuela.
The Underlying Index may include large-, mid- or small-capitalization companies, and components primarily include financials, industrials and utilities companies. The components of the Underlying Index, and the degree to which these components represent certain industries, may change over time.

 iShares
Emerging
Markets Local
Currency Bond
ETF

The iShares Emerging Markets Local Currency Bond
ETF (the "Fund") seeks to track the investment results of an index composed of local currency denominated, emerging market sovereign bonds.

The Fund seeks to track the investment results of the Barclays Emerging Markets Broad Local
Currency Bond Index (the "Underlying Index"), which measures the performance of local currency-denominated sovereign bond markets of emerging market countries.

Securities included in the Underlying Index must be issued by countries that satisfy certain eligibility requirements for emerging market countries, and meet separate security-specific requirements.

Eligible issuer countries must have a sovereign rating of A1/A+ or lower using the middle foreign currency long-term debt rating of Moody's
Investors Service, Inc. ("Moody's"), Standard &
Poor's Ratings Services or Fitch Ratings, Inc.
("Fitch"), or be classified by the World Bank as a Low, Low/Middle or Upper/Middle Income country.
Countries that are part of the Eurozone are excluded from the Underlying Index, regardless of their rating or World Bank classification.
Eligible issuer countries must also have at least the local currency equivalent of U.S. $5 billion face amount of aggregate local currency treasury debt with maturities greater than one year outstanding as of July 1 of the preceding year.

Each security issued by an eligible emerging market country included in the Underlying Index must separately have the local currency equivalent of U.S. $1 billion face amount outstanding and meet certain pricing and maturity requirements. Treasury bills and strips, floating-rate issues, inflation-linked bonds, dual currency bonds, and private placements are excluded from the Underlying Index.

As of September 30, 2014, the Underlying Index included securities issued by Brazil, Chile, Colombia, the Czech Republic, Egypt, Hungary,
Indonesia, Israel, Malaysia, Mexico, Peru, the
Philippines, Poland, Russia, South Africa, South
Korea, Thailand and Turkey.

iShares
Floating Rate
Bond ETF

The iShares Floating Rate Bond ETF (the "Fund") seeks to track the investment results of an index composed of U.S. dollar-denominated, investment-grade floating rate bonds with remaining maturities between one month and five years.

The Fund seeks to track the investment results of the Barclays US Floating Rate Note < 5 Years
Index (the "Underlying Index"), which measures the performance of U.S. dollar-denominated, investment-grade floating rate notes. Securities in the Underlying Index have a remaining maturity of greater than or equal to one month and less than five years, and have $300 million or more of outstanding face value. The Underlying Index may include large-, mid- or small-capitalization companies, and components primarily include financials and industrials companies and agency securities. The components of the Underlying
Index, and the degree to which these components represent certain industries, may change over time.

The Underlying Index consists of debt instruments that pay a variable coupon rate, a majority of which are based on the 3-month London Interbank
Offer Rate ("LIBOR"), with a fixed spread. The
Underlying Index is market capitalization-weighted and the securities in the Underlying
Index are updated on the last calendar day of each month. The Underlying Index may include U.S.
registered, dollar-denominated bonds of non-U.S.
corporations, governments and supranational entities.

iShares iBoxx
$ High Yield
Corporate
Bond ETF

The iShares iBoxx $ High Yield Corporate Bond ETF
(the "Fund") seeks to track the investment results of an index composed of U.S. dollar-denominated, high yield corporate bonds.

The Fund seeks to track the investment results of the Markit iBoxx(r) USD Liquid High Yield Index
(the "Underlying Index"), which is a rules-based index consisting of liquid U.S. dollar-denominated, high yield corporate bonds for sale in the United States, as determined by the index provider. The Underlying Index is designed to provide a broad representation of the U.S.
dollar-denominated liquid high yield corporate bond market. The Underlying Index is a modified market-value weighted index with a cap on each issuer of 3%. Bonds in the Underlying Index are selected using a rules-based criteria, as defined by the index provider. There is no limit to the number of issues in the Underlying Index, but as of December 31, 2013, the Underlying Index included approximately 887 constituents. The
Underlying Index may include large-, mid- or small-capitalization companies, and components primarily include consumer services, industrials, and oil and gas companies. The components of the Underlying Index, and the degree to which these components represent certain industries, may change over time.

Currently, the bonds eligible for inclusion in the Underlying Index include U.S. dollar-denominated high yield corporate bonds that: (i) are issued by companies domiciled in countries classified as developed markets by the index provider; (ii) are rated sub- investment-grade by Fitch Ratings, Inc. ("Fitch"), Moody's Investors
Services ("Moody's") or Standard & Poor's Ratings
Services; (iii) are from issuers with at least $1 billion outstanding face value; (iv) have at least $400 million of outstanding face value; (v) have an original maturity date of less than 15 years; and (vi) have at least one year to maturity.

iShares iBoxx
$ Investment
Grade
Corporate
Bond ETF


The iShares iBoxx $ Investment Grade Corporate
Bond ETF (the "Fund") seeks to track the investment results of an index composed of U.S.
dollar-denominated, investment-grade corporate bonds.

The Fund seeks to track the investment results of the Markit iBoxx(r) USD Liquid Investment Grade
Index (the "Underlying Index"), which is a rules-based index consisting of liquid, U.S. dollar-denominated, investment-grade corporate bonds for sale in the United States, as determined by the index provider. The Underlying Index is designed to provide a broad representation of the U.S.
dollar-denominated liquid investment-grade corporate bond market. The Underlying Index is a modified market-value weighted index with a cap on each issuer of 3%. There is no limit to the number of issues in the Underlying Index, but as of December 31, 2013, the Underlying Index included approximately 1,152 constituents. The
Underlying Index may include large-, mid- or small-capitalization companies, and components primarily include consumer services, financials, and oil and gas companies. The components of the Underlying Index, and the degree to which these components represent certain industries, may change over time.

The Underlying Index is a subset of the Markit iBoxx USD Corporate Bond Index, an index of over 1,100 investment-grade bonds. Bonds in the Underlying Index are selected from the universe of eligible bonds in the Markit iBoxx USD
Corporate Bond Index using defined rules.
Currently, the bonds eligible for inclusion in the Underlying Index include U.S. dollar-denominated corporate bonds that: (i) are issued by companies domiciled in countries classified as developed markets by the Index Provider; (ii) are rated investment-grade by Fitch Ratings, Inc.
("Fitch"), Moody's
Investors Services ("Moody's") or Standard &
Poor's Ratings Services; (iii) are from issuers with at least $2 billion outstanding face value;
(iv) have at least $750 million of outstanding face value; and (v) have at least three years to maturity.



iShares
International
Developed
Real Estate
ETF

The iShares International Developed Real Estate
ETF (the "Fund") seeks to track the investment results of an index composed of real estate equities in developed non-U.S markets.

The Fund seeks to track the investment results of the FTSE EPRA/NAREIT Developed Real Estate ex-
U.S. Index (the "Underlying Index"), which measures the stock performance of companies engaged in the ownership and development of real estate markets in developed countries (except for the United States) as defined by FTSE
EPRA/NAREIT. As of March 31, 2014, the Underlying
Index was comprised of stocks of companies in the following markets: Australia, Austria, Belgium,
Canada, Denmark, Finland, France, Germany,
Greece, Hong Kong, Ireland, Israel, Italy, Japan, the Netherlands, New Zealand, Norway, Portugal,
Singapore, South Korea, Spain, Sweden,
Switzerland and the United Kingdom. As of
March 31, 2014, the Underlying Index had a total market capitalization of approximately $438.6 billion. The Underlying Index may include large-, mid- or small-capitalization companies, and components primarily include real estate investment trusts ("REITs"). The components of the Underlying Index, and the degree to which these components represent certain industries, may change over time.

iShares
International
Treasury Bond
ETF

The iShares International Treasury Bond ETF (the
"Fund") seeks to track the investment results of an index composed of non-U.S. developed market government bonds.

The Fund seeks to track the investment results of the S&P/Citigroup International Treasury Bond
Index Ex-US (the "Underlying Index"), which is a broad, diverse, market value-weighted index designed to measure the performance of bonds denominated in local currencies and issued by foreign governments in developed market countries outside the United States. The index methodology is designed to balance the weighting of each country within the Underlying Index by limiting the weightings of countries with higher debt outstanding and reallocating this excess to countries with lower debt outstanding. To be eligible for inclusion in the Underlying Index, the issuing country must be a "Developed Country" as classified by the Bank for International
Settlements.

As of September 30, 2014, the Underlying Index included securities issued by governments in the following 18 countries: Australia, Austria,
Belgium, Canada, Denmark, Finland, France,
Germany, Ireland, Italy, Japan, the Netherlands,
Norway, Portugal, Spain, Sweden, Switzerland and the United Kingdom. The Underlying Index includes bonds having a remaining maturity greater than one year.

iShares J.P.
Morgan USD
Emerging
Markets Bond
ETF


The iShares J.P. Morgan USD Emerging Markets Bond
ETF (the "Fund") seeks to track the investment results of an index composed of U.S. dollar-denominated, emerging market bonds.

The Fund seeks to track the investment results of the J.P. Morgan EMBISM Global Core Index (the
"Underlying Index"), which is a broad, diverse
U.S. dollar-denominated emerging markets debt benchmark which tracks the total return of actively traded external debt instruments in emerging market countries. The methodology is designed to distribute the weight of each country within the Underlying Index by limiting the weights of countries with higher debt outstanding and reallocating this excess to countries with lower debt outstanding.
As of September 30, 2014, the Underlying Index consisted of the following 46 countries: Angola, Brazil, Argentina, Azerbaijan, Chile, China,
Colombia, Costa Rica, Cote D'Ivoire, Croatia,
Dominican Republic, Ecuador, Egypt, El Salvador,
Gabon, Ghana, Hungary, Indonesia, Iraq,
Kazakhstan, Kenya, Latvia, Lebanon, Lithuania,
Malaysia, Mexico, Mongolia, Morocco, Pakistan,
Panama, Paraguay, Peru, Philippines, Poland,
Romania, Russia, Serbia, Slovak Republic, South
Africa, Sri Lanka, Turkey, Ukraine, Uruguay,
Venezuela, Vietnam, and Zambia. As of September
30, 2014, the Underlying Index's five highest weighted countries were Brazil, Indonesia,
Mexico, Russia and Turkey.

The Underlying Index may change its composition and weighting monthly upon rebalancing. The
Underlying Index includes both fixed-rate and floating-rate instruments issued by sovereign and quasi-sovereign entities from index-eligible countries. Quasi-sovereign entities are entities whose securities are either 100% owned by their respective governments or subject to a 100% guarantee that does not rise to the level of constituting the full faith and credit by such governments. Only those instruments which (i) are denominated in U.S. dollars, (ii) have a current face amount outstanding of $1 billion or more,
(iii) have at least two years until maturity,
(iv) are able to settle internationally through Euroclear or another institution domiciled outside the issuing country, and (v) have bid and offer prices that are available on a daily and timely basis-either from an inter-dealer broker or J.P. Morgan Securities LLC-are considered for inclusion in the Underlying Index. As of September 30, 2014, the Underlying Index consisted of both investment-grade and non-investment-grade bonds. Convertible bonds are not eligible for inclusion in the Underlying Index.
The Underlying Index is market value weighted and is rebalanced monthly on the last business day of the month.



iShares MBS
ETF

The iShares MBS ETF (the "Fund") seeks to track the investment results of an index composed of investment-grade mortgage-backed pass-through securities issued and/or guaranteed by U.S.
government agencies.

The Fund seeks to track the investment results of the Barclays U.S. MBS Index (the "Underlying
Index"), which measures the performance of investment-grade mortgage-backed pass-through securities issued by the Federal National
Mortgage Association ("Fannie Mae"), Federal Home
Loan Mortgage Corporation ("Freddie Mac") and
Government National Mortgage Association ("Ginnie
Mae"). The Underlying Index includes fixed-rate mortgage-backed pass-through securities issued by
Ginnie Mae, Fannie Mae and Freddie Mac that have
30-, 20-, 15-year maturities, as well as hybrid adjustable rate mortgages ("ARMs"). All securities in the Underlying Index must have a remaining weighted average maturity of at least one year; hybrid ARMs must be at least one year away from initial reset, must be investment-grade, and must have $250 million or more of outstanding face value. In addition, the securities in the Underlying Index must be denominated in U.S. dollars and must be non-convertible. The Underlying Index is market capitalization-weighted and the securities in the Underlying Index are updated on the last business day of each month.

iShares MSCI
All Country
World Minimum
Volatility
ETF


The iShares MSCI All Country World Minimum
Volatility ETF (the "Fund") seeks to track the investment results of an index composed of developed and emerging market equities that, in the aggregate, have lower volatility characteristics relative to the broader developed and emerging equity markets.

The Fund seeks to track the investment results of the MSCI ACWI Minimum Volatility (USD) Index (the
"Underlying Index"), which has been developed by MSCI Inc. ("MSCI") to measure the combined performance of equity securities in both emerging and developed markets that in aggregate have lower volatility. The Underlying Index begins with the MSCI All Country World Index (the "MSCI
ACWI Index"), which is a capitalization-weighted index, and then follows a rules-based methodology to determine optimal weights for securities in the index with the lowest total risk. As of June
30, 2014, the Underlying Index consisted of companies in the following 29 countries: Canada, Chile, China, Colombia, the Czech Republic,
Egypt, France, Germany, Hong Kong, India,
Indonesia, Ireland, Israel, Japan, Malaysia,
Netherlands, New Zealand, Peru, the Philippines,
Qatar, Russia, Singapore, South Korea,
Switzerland, Taiwan, Thailand, the United Arab
Emirates, the United Kingdom and the United
States. The Underlying Index may include large-, mid- or small- capitalization companies, and components primarily include consumer staples, financials and healthcare companies. The components of the Underlying Index, and the degree to which these components represent certain industries, may change over time.



iShares MSCI
EAFE Minimum
Volatility
ETF

The iShares MSCI EAFE Minimum Volatility ETF (the
"Fund") seeks to track the investment results of an index composed of developed market equities that, in the aggregate, have lower volatility characteristics relative to the broader developed equity markets, excluding the U.S. and Canada.

The Fund seeks to track the investment results of the MSCI EAFE Minimum Volatility (USD) Index (the
"Underlying Index"), which has been developed by MSCI Inc. ("MSCI") to measure the performance of international equity securities that in the aggregate have lower volatility. The Underlying
Index begins with the MSCI EAFE Index, which is a capitalization-weighted index, and then follows a rules-based methodology to determine weights for securities in the index that seeks to minimize total risk of the MSCI EAFE Index. The Underlying
Index includes stocks from Europe, Australasia, the Middle East and the Far East and, as of June
30, 2014, consisted of the following 17 developed market country indexes or regions: Australia, Belgium, Denmark, Finland, France, Germany, Hong
Kong, Ireland, Israel, Italy, Japan, the
Netherlands, New Zealand, Norway, Singapore,
Switzerland and the United Kingdom. The
Underlying Index may include large-, mid- or small-capitalization companies, and components primarily include consumer staples, financials and healthcare companies. The components of the Underlying Index, and the degree to which these components represent certain industries, may change over time.

iShares MSCI
Emerging
Markets
Minimum
Volatility
ETF


The iShares MSCI Emerging Markets Minimum
Volatility ETF (the "Fund") seeks to track the investment results of an index composed of emerging market equities that, in the aggregate, have lower volatility characteristics relative to the broader emerging equity markets.

The Fund seeks to track the investment results of the MSCI Emerging Markets Minimum Volatility
(USD) Index (the "Underlying Index"), which has been developed by MSCI Inc. ("MSCI") to measure the performance of equity securities in global emerging markets that in aggregate have lower volatility. The Underlying Index begins with the MSCI Emerging Markets Index, which is a capitalization-weighted index, and then follows a rules-based methodology to determine optimal weights for securities in the index with the lowest total risk. As of June 30, 2014, the Underlying Index consisted of companies in the following 20 countries: Brazil, Chile, China,
Colombia, the Czech Republic, Egypt, India,
Indonesia, Malaysia, Mexico, Peru, the
Philippines, Poland, Qatar, Russia, South Africa,
South Korea, Taiwan, Thailand and the United Arab
Emirates. The Underlying Index may include large-
, mid- or small- capitalization companies, and components primarily include consumer staples, financials and information technology companies.
The components of the Underlying Index, and the degree to which these components represent certain industries, may change over time.



iShares MSCI
Global Gold
Miners ETF

The iShares MSCI Global Gold Miners ETF (the
"Fund") seeks to track the investment results of an index composed of global equities of companies primarily engaged in the business of gold mining.

The Fund seeks to track the investment results of the MSCI ACWI Select Gold Miners Investable
Market Index (IMI) (the "Underlying Index"), which has been developed by MSCI Inc. ("MSCI") to measure the combined performance of equity securities of companies primarily engaged in the business of gold mining in both developed and emerging markets. MSCI begins with the MSCI ACWI
Investable Market Index (IMI), and then selects securities of companies that are primarily focused on the extraction and production of gold, and companies that generally do not engage in hedging activity with respect to gold prices. The price of the equity securities of these companies and the price of gold may not always be closely correlated. The Underlying Index may include large-, mid- or small-capitalization companies.
As of June 30, 2014, the Underlying Index consisted of companies in the following nine countries or regions: Australia, Canada, China, Hong Kong, Peru, South Africa, Turkey, the United
Kingdom and the United States. The Fund, under normal market conditions, will invest at least
40% of its assets in issuers organized or located outside the United States or doing business outside the United States.

iShares MSCI
Japan ETF

The iShares MSCI Japan ETF (the "Fund") seeks to track the investment results of an index composed of Japanese equities.

The Fund seeks to track the investment results of the MSCI Japan Index (the "Underlying Index"), which consists of stocks traded primarily on the Tokyo Stock Exchange. The Underlying Index may include large-, mid- or small-capitalization companies, and components primarily include consumer discretionary, financials and industrials companies. The components of the Underlying Index, and the degree to which these components represent certain industries, may change over time.

iShares MSCI
USA Minimum
Volatility
ETF

The iShares MSCI USA Minimum Volatility ETF (the
"Fund") seeks to track the investment results of an index composed of U.S. equities that, in the aggregate, have lower volatility characteristics relative to the broader U.S. equity market.

The Fund seeks to track the investment results of the MSCI USA Minimum Volatility (USD) Index (the
"Underlying Index"), which has been developed by MSCI Inc. ("MSCI") to measure the performance of equity securities in the top 85% by market capitalization of equity securities listed on stock exchanges in the United States that, in the aggregate, have lower volatility relative to the broader U.S. equity market. The Underlying Index begins with the MSCI USA Index, which is a capitalization-weighted index, and then follows a rules-based methodology to determine weights for securities in the index that seeks to minimize total risk of the MSCI USA Index. Components primarily include consumer staples, healthcare and information technology companies. The components of the Underlying Index, and the degree to which these components represent certain industries, may change over time.

iShares Short
Maturity Bond
ETF


The iShares Short Maturity Bond ETF (the "Fund") seeks to maximize current income.
The Fund seeks to achieve its investment objective by investing, under normal circumstances, at least 80% of its net assets in a portfolio of U.S. dollar-denominated investment-grade fixed-income securities. The
Fund primarily invests in investment-grade fixed-income securities that are rated a minimum of BBB- or higher by Standard & Poor's Ratings
Services and/or Fitch Ratings, Inc. ("Fitch"), or
Baa3 or higher by Moody's Investors Service, Inc.
("Moody's"), or, if unrated, determined by the management team to be of equivalent quality. The
Fund primarily invests in fixed- and floating-rate securities of varying maturities, such as corporate and government bonds, agency securities, instruments of non-U.S. issuers, privately- issued securities, asset-backed and mortgage-backed securities, structured securities, municipal bonds, money market instruments and investment companies. The Fund invests in securities issued by financial institutions such as banks, broker-dealers and insurance companies. The Fund may enter into to-be-announced transactions ("TBA transactions") on a regular basis with respect to the percentage of the portfolio (if any) that consists of mortgage-backed pass-through securities. BFA or its affiliates may advise the money market funds and investment companies in which the Fund may invest.



iShares Short
Treasury Bond
ETF

The iShares Short Treasury Bond ETF (the "Fund") seeks to track the investment results of an index composed of U.S. Treasury bonds with remaining maturities between one month and one year.

The Fund seeks to track the investment results of the Barclays U.S. Short Treasury Bond Index (the
"Underlying Index"), which measures the
performance of public obligations of the U.S.
Treasury that have a remaining maturity of between one and 12 months. As of December 31, 2013, there were 65 issues in the Underlying
Index.

The Underlying Index includes all publicly-issued
U.S. Treasury securities that have a remaining maturity of between one and 12 months and have $250 million or more of outstanding face value.
In addition, the securities in the Underlying
Index must be denominated in U.S. dollars and must be fixed-rate and non-convertible. Excluded from the Underlying Index are certain special issues, such as targeted investor notes, state and local government series bonds and coupon issues that have been stripped from bonds. The
Underlying Index is market capitalization-weighted and the securities in the Underlying
Index are updated on the last business day of each month.

iShares TIPS
Bond ETF


The iShares TIPS Bond ETF (the "Fund") seeks to track the investment results of an index composed of inflation-protected U.S. Treasury bonds.

The Fund seeks to track the investment results of the Barclays U.S. Treasury Inflation Protected
Securities (TIPS) Index (Series-L) (the
"Underlying Index"), which measures the
performance of the inflation-protected public obligations of the U.S. Treasury, commonly known as "TIPS." TIPS are securities issued by the U.S.
Treasury that are designed to provide inflation protection to investors. TIPS are income-generating instruments whose interest and principal payments are adjusted for inflation-a sustained increase in prices that erodes the purchasing power of money. The inflation adjustment, which is typically applied monthly to the principal of the bond, follows a designated inflation index, the consumer price index
("CPI"), and TIPS' principal payments are adjusted according to changes in the CPI. A fixed coupon rate is applied to the inflation-adjusted principal so that as inflation rises, both the principal value and the interest payments increase. This can provide investors with a hedge against inflation, as it helps preserve the purchasing power of an investment. Because of this inflation adjustment feature, inflation-protected bonds typically have lower yields than conventional fixed-rate bonds.
The Underlying Index includes all publicly-issued
U.S. Treasury inflation-protected securities that have at least one year remaining to maturity, are rated investment-grade and have $250 million or more of outstanding face value. In addition, the securities in the Underlying Index must be denominated in U.S. dollars and must be fixed-rate and non-convertible. The Underlying Index is market capitalization-weighted and the securities in the Underlying Index are updated on the last calendar day of each month.



iShares U.S.
Energy ETF

The iShares U.S. Energy ETF (the "Fund") seeks to track the investment results of an index composed of U.S. equities in the energy sector.

The Fund seeks to track the investment results of the Dow Jones U.S. Oil & Gas Index (the
"Underlying Index"), which measures the
performance of the oil and gas sector of the U.S.
equity market. The Underlying Index may include large-, mid- or small-capitalization companies, and components primarily include energy, oil and gas, and oil equipment and services companies.
The components of the Underlying Index, and the degree to which these components represent certain industries, may change over time.
iShares U.S.
Financials
ETF

The iShares U.S. Financials ETF (the "Fund") seeks to track the investment results of an index composed of U.S. equities in the financials sector.

The Fund seeks to track the investment results of the Dow Jones U.S. Financials Index (the
"Underlying Index"), which measures the
performance of the financial sector of the U.S.
equity market. The Underlying Index may include large-, mid- or small-capitalization companies, and components primarily include financials, insurance and real estate investment trust
("REIT") companies. The components of the Underlying Index, and the degree to which these components represent certain industries, may change over time.

iShares U.S.
Healthcare
ETF

The iShares U.S. Healthcare ETF (the "Fund") seeks to track the investment results of an index composed of U.S. equities in the healthcare sector.

The Fund seeks to track the investment results of the Dow Jones U.S. Health Care Index (the
"Underlying Index"), which measures the
performance of the healthcare sector of the U.S.
equity market. The Underlying Index may include large-, mid- or small-capitalization companies, and components primarily include biotechnology, healthcare and pharmaceuticals companies. The components of the Underlying Index, and the degree to which these components represent certain industries, may change over time.

iShares U.S.
Preferred
Stock ETF


The iShares U.S. Preferred Stock ETF (the "Fund") seeks to track the investment results of an index composed of U.S. preferred stocks.

The Fund seeks to track the investment results of the S&P U.S. Preferred Stock IndexTM (the
"Underlying Index"), which measures the
performance of a select group of preferred stocks listed on the New York Stock Exchange ("NYSE"),
NYSE Arca, Inc. ("NYSE Arca"), NYSE Amex, NASDAQ
Global Select Market, NASDAQ Select Market or
NASDAQ Capital Market. The Underlying Index does not seek to directly reflect the performance of the companies issuing the preferred stock. The
Underlying Index includes preferred stocks with a market capitalization over $100 million that meet minimum price, liquidity, trading volume, maturity and other requirements determined by S&P
Dow Jones Indices LLC ("S&P"), a subsidiary of
McGraw Hill Financial, Inc. The Underlying Index excludes certain issues of preferred stock, such as those that are issued by special ventures
(e.g., toll roads or dam operators) or structured products that are linked to indexes or other stocks.

In general, preferred stock is a class of equity security that pays a specified dividend that must be paid before any dividends can be paid to common stockholders, and which takes precedence over common stock in the event of the company's liquidation.

Although preferred stocks represent a partial ownership interest in a company, preferred stocks generally do not carry voting rights and have economic characteristics similar to fixed-income securities. Preferred stocks generally are issued with a fixed par value and pay dividends based on a percentage of that par value at a fixed or variable rate. Additionally, preferred stocks often have a liquidation value that generally equals the original purchase price of the preferred stock at the date of issuance. The
Underlying Index may include many different categories of preferred stock, such as floating and fixed-rate preferreds, callable preferreds, convertible preferreds, cumulative and non-cumulative preferreds, trust preferreds or various other traditional and hybrid issues of preferred stock.
As of March 31, 2014, the Underlying Index was concentrated in the financial industry group, which comprised approximately 87% of the market capitalization of the Underlying Index. The
Underlying Index may include large-, mid- or small-capitalization companies, and components primarily include financials, real estate, telecommunications and utilities companies. The components of the Underlying Index, and the degree to which these components represent certain industries, may change over time.



iShares U.S.
Real Estate
ETF

The iShares U.S. Real Estate ETF (the "Fund") seeks to track the investment results of an index composed of U.S. equities in the real estate sector.

The Fund seeks to track the investment results of the Dow Jones U.S. Real Estate Index (the
"Underlying Index"), which measures the
performance of the real estate sector of the U.S.
equity market. The Underlying Index may include large-, mid- or small-capitalization companies, and components primarily include real estate investment trusts ("REITs"). The components of the Underlying Index, and the degree to which these components represent certain industries, may change over time.
Change in the Funds' Benchmarks
The section of the Prospectus captioned "Fund Overview-Key Facts About BlackRock Conservative Prepared Portfolio-Performance Information" is deleted in its entirety and replaced with the following:
The information shows you how the Fund's performance has varied year by year and provides some indication of the risks of investing in the Fund. The Fund's Annual Total Returns prior to May 26, 2015 as reflected in the bar chart and the table are the returns of the Fund that followed a different investment objective and different investment strategies under the name "BlackRock Conservative Prepared Portfolio." The table compares the Fund's performance to that of the Barclays U.S. Aggregate
Bond Index, the Barclays U.S. Universal Index, a customized weighted index comprised of the returns of the Barclays U.S. Aggregate Bond Index (60%), Russell 3000(r) Index (32%) and MSCI EAFE(r) Index (8%), and a customized weighted index comprised of the returns of the MSCI ACWI Index (14%), MSCI USA Index
(6%) and Barclays U.S. Universal Index (80%). Effective May 26, 2015, the Barclays U.S. Aggregate Bond Index was replaced with the Barclays U.S. Universal Index, and the customized weighted index against which the Fund measures its performance is changed from the Barclays U.S. Aggregate Bond Index (60%), Russell 3000(r) Index (32%) and MSCI EAFE(r) Index (8%) to the MSCI ACWI Index (14%), MSCI USA Index (6%) and Barclays U.S. Universal Index (80%). Fund management believes that the Barclays U.S. Universal Index and the change in the composition of the customized weighted index more accurately reflect the new investment objective and strategies of the Fund.

To the extent that dividends and distributions have been paid by the Fund, the performance information for the Fund in the chart and table assumes reinvestment of the dividends and distributions. As with all such investments, past performance (before and after taxes) is not an indication of future results. Sales charges are not reflected in the bar chart. If they were, returns would be less than those shown. However, the table includes all applicable fees and sales charges. If the Fund's investment manager and its affiliates had not waived or reimbursed certain Fund expenses during these periods, the Fund's returns would have been lower. Updated information on the Fund's performance, including its current net asset value, can be obtained by visiting http://www.blackrock.com/funds or can be obtained by phone at 800-882-0052.
The section of the Prospectus captioned "Fund Overview-Key Facts About BlackRock Moderate Prepared Portfolio-Performance Information" is deleted in its entirety and replaced with the following:
The information shows you how the Fund's performance has varied year by year and provides some indication of the risks of investing in the Fund. The Fund's Annual Total Returns prior to
May 26, 2015 as reflected in the bar chart and the table are the returns of the Fund that followed a different investment objective and different investment strategies under the name "BlackRock Moderate Prepared Portfolio." The table compares the Fund's performance to that of the Standard & Poor's ("S&P") 500(r) Index, MSCI ACWI Index, a customized weighted index comprised of the returns of the Barclays U.S. Aggregate Bond Index (40%), Russell 3000(r) Index (48%) and MSCI EAFE(r) Index (12%), and a customized weighted index comprised of the returns of the MSCI
ACWI Index (28%), MSCI USA Index (12%) and Barclays U.S.
Universal Index (60%). Effective May 26, 2015, the S&P 500(r) Index was replaced with MSCI ACWI Index, and the customized weighted index against which the Fund measures its performance is changed from the Barclays U.S. Aggregate Bond Index (40%), Russell 3000(r) Index (48%) and MSCI EAFE(r) Index (12%) to the MSCI ACWI Index (28%), MSCI USA Index (12%) and Barclays U.S. Universal Index (60%). Fund management believes that MSCI ACWI Index and the change in the composition of the customized weighted index more accurately reflect the new investment objective and strategies of the Fund.
To the extent that dividends and distributions have been paid by the Fund, the performance information for the Fund in the chart and table assumes reinvestment of the dividends and distributions. As with all such investments, past performance (before and after taxes) is not an indication of future results. Sales charges are not reflected in the bar chart. If they were, returns would be less than those shown. However, the table includes all applicable fees and sales charges. If the Fund's investment manager and its affiliates had not waived or reimbursed certain Fund expenses during these periods, the Fund's returns would have been lower. Updated information on the Fund's performance, including its current net asset value, can be obtained by visiting http://www.blackrock.com/funds or can be obtained by phone at 800-882-0052.
The section of the Prospectus captioned "Fund Overview-Key Facts About BlackRock Growth Prepared Portfolio-Performance
Information" is deleted in its entirety and replaced with the following:
The information shows you how the Fund's performance has varied year by year and provides some indication of the risks of investing in the Fund. The Fund's Annual Total Returns prior to
May 26, 2015 as reflected in the bar chart and the table are the returns of the Fund that followed different investment strategies under the name "BlackRock Growth Prepared Portfolio." The table compares the Fund's performance to that of the Standard & Poor's ("S&P") 500(r) Index, the MSCI ACWI Index, a customized weighted index comprised of the returns of the Barclays U.S. Aggregate Bond Index (20%), Russell 3000(r) Index (64%) and MSCI EAFE(r) Index (16%), and a customized weighted index comprised of the returns of the MSCI ACWI Index (42%), MSCI USA Index (18%) and Barclays U.S. Universal Index (40%). Effective
May 26, 2015, the S&P 500(r) Index was replaced with the MSCI ACWI Index, and the customized weighted index against which the Fund measures its performance is changed from the Barclays U.S. Aggregate Bond Index (20%), Russell 3000(r) Index (64%) and MSCI EAFE(r) Index (16%) to the MSCI ACWI Index (42%), MSCI USA Index (18%) and Barclays U.S. Universal Index (40%). Fund management believes that the MSCI ACWI Index and the change in the composition of the customized weighted index more accurately reflect the new investment strategies of the Fund.

To the extent that dividends and distributions have been paid by the Fund, the performance information for the Fund in the chart and table assumes reinvestment of the dividends and distributions. As with all such investments, past performance (before and after taxes) is not an indication of future results. Sales charges are not reflected in the bar chart. If they were, returns would be less than those shown. However, the table includes all applicable fees and sales charges. If the Fund's investment manager and its affiliates had not waived or reimbursed certain Fund expenses during these periods, the Fund's returns would have been lower. Updated information on the Fund's performance, including its current net asset value, can be obtained by visiting http://www.blackrock.com/funds or can be obtained by phone at 800-882-0052.
The section of the Prospectus captioned "Fund Overview-Key Facts About BlackRock Aggressive Growth Prepared Portfolio-Performance Information" is deleted in its entirety and replaced with the following:
The information shows you how the Fund's performance has varied year by year and provides some indication of the risks of investing in the Fund. The Fund's Annual Total Returns prior to
May 26, 2015 as reflected in the bar chart and the table are the returns of the Fund that followed different investment strategies under the name "BlackRock Aggressive Growth Prepared Portfolio." The table compares the Fund's performance to that of the Standard & Poor's ("S&P") 500(r) Index, the MSCI ACWI Index, a customized weighted index comprised of the returns of the Russell 3000(r) Index (80%) and MSCI EAFE(r) Index (20%), and a customized weighted index comprised of the returns of the MSCI
ACWI Index (56%), MSCI USA Index (24%) and Barclays U.S.
Universal Index (20%). Effective May 26, 2015, the S&P 500(r) Index was replaced with the MSCI ACWI Index, and the customized weighted index against which the Fund measures its performance is changed from the Russell 3000(r) Index (80%) and MSCI EAFE(r) Index (20%) to the MSCI ACWI Index (56%), MSCI USA Index
(24%) and Barclays U.S. Universal Index (20%). Fund management believes that the MSCI ACWI Index and the change in the composition of the customized weighted index more accurately reflect the new investment strategies of the Fund.
To the extent that dividends and distributions have been paid by the Fund, the performance information for the Fund in the chart and table assumes reinvestment of the dividends and distributions. As with all such investments, past performance (before and after taxes) is not an indication of future results. Sales charges are not reflected in the bar chart. If they were, returns would be less than those shown. However, the table includes all applicable fees and sales charges. If the Fund's investment manager and its affiliates had not waived or reimbursed certain Fund expenses during these periods, the Fund's returns would have been lower. Updated information on the Fund's performance, including its current net asset value, can be obtained by visiting http://www.blackrock.com/funds or can be obtained by phone at 800-882-0052.
Change in each Fund's Portfolio Management Team
The section of each Fund's Prospectus entitled "Fund Overview-Portfolio Managers" is deleted in its entirety and replaced with the following:








Name                        Portfolio Manager of the Fund Since


Title
Russ Koesterich, CFA        2015
Managing Director of BlackRock, Inc.

Michael Gates, CFA          2015
Director of BlackRock, Inc.


The section of the Prospectus entitled "Details About the Fund-How Each Fund Invests-About the Portfolio Management of the Funds" is deleted in its entirety and replaced with the following:
Russ Koesterich, CFA and Michael Gates, CFA are the portfolio managers and are jointly and primarily responsible for the day-to-day management of each Fund. Please see "Management of the Funds-Portfolio Manager Information" for additional information about the portfolio managers.

The section of the Prospectus entitled "Management of the Funds-Portfolio Manager Information" is deleted in its entirety and replaced with the following:
Information regarding the portfolio managers of the Funds is set forth below. Further information regarding the portfolio managers, including other accounts managed, compensation, ownership of Fund shares, and possible conflicts of interest, is available in the Funds' SAI.
Each Fund is managed by Russ Koesterich, CFA and Michael Gates, CFA. Mr. Koesterich and Mr. Gates are jointly and primarily responsible for the day-to-day management of each Fund.








Portfolio Manager
Primary Role
Since
Title and Recent Biography


Russ Koesterich, CFA
Jointly and primarily
responsible for the
day-to-day
management of the
Funds, including
setting each Fund's
overall investment
strategy and
overseeing the
management of the
Funds.

2015

Managing Director
of BlackRock, Inc., and Chief
Investment
Strategist for
BlackRock, Inc.
since 2012;
Chairman of the
Investment
Committee for
BlackRock's Model
Portfolio
Solutions business
since 2011;
founding member of
the Blackrock
Investment
Institute since
2011; employee of
BlackRock, Inc.
and legacy
Barclays Global
Investors since 2005.


Michael Gates, CFA
Jointly and
primarily
responsible for the
day-to-day
management of the
Funds, including
setting each Fund's
overall investment
strategy and
overseeing the
management of the
Funds.

2015

Director of
BlackRock, Inc.,
since 2009;
portfolio manager
and member of
BlackRock's Multi-
Asset Strategies
Group since 2012;
lead portfolio
manager for US
strategic and
income models
since 2011;
employee of
BlackRock, Inc.
and legacy
Barclays Global
Investors since 1999.


Change in each Fund's Expense Caps
Footnote 4 to the expense table in the section of the Prospectus entitled "Fund Overview-Key Facts About BlackRock Conservative Prepared Portfolio-Fees and Expenses of the Fund" is deleted in its entirety and replaced with the following:
As described in the "Management of the Funds" section on page 145, BlackRock has contractually agreed to waive and/or reimburse fees or expenses in order to limit Total Annual Fund Operating Expenses After Fee Waivers and/or Expense Reimbursements (excluding Dividend Expense, Interest Expense, Acquired Fund (underlying fund) Fees and Expenses and certain other Fund expenses) to 1.53% (for Investor A Shares), 2.25% (for Investor C Shares), 1.13% (for Institutional Shares) and 1.74% (for Class R Shares) of average daily net assets. This agreement is perpetual and has no effective termination date. In addition, BlackRock has contractually agreed to waive and/or reimburse fees or expenses in order to limit Total Annual Fund Operating Expenses After Fee Waivers and/or Expense Reimbursements (excluding Dividend Expense, Interest Expense, Acquired Fund (underlying fund) Fees and Expenses and certain other Fund expenses) to 0.43% (for Investor A Shares), 1.18% (for Investor C Shares), 0.09% (for Institutional Shares) and 0.74% (for Class R Shares) of average daily net assets until February 1, 2017. The Fund may have to repay some of these waivers and reimbursements to BlackRock in the following two years. These contractual agreements may be terminated upon 90 days' notice by a majority of the non-interested trustees of the Fund or by a vote of a majority of the outstanding voting securities of the Fund.

Footnote 4 to the expense table in the section of the Prospectus entitled "Fund Overview-Key Facts About BlackRock Moderate Prepared Portfolio-Principal Investment Strategies of the Fund" is deleted in its entirety and replaced with the following:
As described in the "Management of the Funds" section on page 145, BlackRock has contractually agreed to waive and/or reimburse fees or expenses in order to limit Total Annual Fund Operating Expenses After Fee Waivers and/or Expense Reimbursements (excluding Dividend Expense, Interest Expense, Acquired Fund (underlying fund) Fees and Expenses and certain other Fund expenses) to 1.51% (for Investor A Shares), 2.24% (for Investor C Shares), 1.09% (for Institutional Shares) and 1.59% (for Class R Shares) of average daily net assets. This agreement is perpetual and has no effective termination date. In addition, BlackRock has contractually agreed to waive and/or reimburse fees or expenses in order to limit Total Annual Fund Operating Expenses After Fee Waivers and/or Expense Reimbursements (excluding Dividend Expense, Interest Expense, Acquired Fund (underlying fund) Fees and Expenses and certain other Fund expenses) to 0.43% (for Investor A Shares), 1.18% (for Investor C Shares), 0.09% (for Institutional Shares) and 0.59% (for Class R Shares) of average daily net assets until February 1, 2017. The Fund may have to repay some of these waivers and reimbursements to BlackRock in the following two years. These contractual agreements may be terminated upon 90 days' notice by a majority of the non-interested trustees of the Fund or by a vote of a majority of the outstanding voting securities of the Fund.
Footnote 4 to the expense table in the section of the Prospectus entitled "Fund Overview-Key Facts About BlackRock Growth Prepared Portfolio-Fees and Expenses of the Fund" is deleted in its entirety and replaced with the following:
As described in the "Management of the Funds" section on page 145, BlackRock has contractually agreed to waive and/or reimburse fees or expenses in order to limit Total Annual Fund Operating Expenses After Fee Waivers and/or Expense Reimbursements (excluding Dividend Expense, Interest Expense, Acquired Fund (underlying fund) Fees and Expenses and certain other Fund expenses) to 1.45% (for Investor A Shares), 2.17% (for Investor C Shares), 1.07% (for Institutional Shares) and 1.62% (for Class R Shares) of average daily net assets. This agreement is perpetual and has no effective termination date. In addition, BlackRock has contractually agreed to waive and/or reimburse fees or expenses in order to limit Total Annual Fund Operating Expenses After Fee Waivers and/or Expense Reimbursements (excluding Dividend Expense, Interest Expense, Acquired Fund (underlying fund) Fees and Expenses and certain other Fund expenses) to 0.43% (for Investor A Shares), 1.18% (for Investor C Shares), 0.09% (for Institutional Shares) and 0.62% (for Class R Shares) of average daily net assets until February 1, 2017. The Fund may have to repay some of these waivers and reimbursements to BlackRock in the following two years. These contractual agreements may be terminated upon 90 days' notice by a majority of the non-interested trustees of the Fund or by a vote of a majority of the outstanding voting securities of the Fund.
Footnote 5 to the expense table in the section of the Prospectus entitled "Fund Overview-Key Facts About BlackRock Aggressive Growth Prepared Portfolio-Fees and Expenses of the Fund" is deleted in its entirety and replaced with the following:
As described in the "Management of the Funds" section on page 145, BlackRock has contractually agreed to waive and/or reimburse fees or expenses in order to limit Total Annual Fund Operating Expenses After Fee Waivers and/or Expense Reimbursements (excluding Dividend Expense, Interest Expense, Acquired Fund (underlying fund) Fees and Expenses and certain other Fund expenses) to 1.43% (for Investor A Shares), 2.18% (for Investor C Shares), 1.09% (for Institutional Shares) and 1.59% (for Class R Shares) of average daily net assets. This agreement is perpetual and has no effective termination date. In addition, BlackRock has contractually agreed to waive and/or reimburse fees or expenses in order to limit Total Annual Fund Operating Expenses After Fee Waivers and/or Expense Reimbursements (excluding Dividend Expense, Interest Expense, Acquired Fund (underlying fund) Fees and Expenses and certain other Fund expenses) to 0.43% (for Investor A Shares), 1.18% (for Investor C Shares), 0.09% (for Institutional Shares) and 0.59% (for Class R Shares) of average daily net assets until February 1, 2017. The Fund may have to repay some of these waivers and reimbursements to BlackRock in the following two years. These contractual agreements may be terminated upon 90 days' notice by a majority of the non-interested trustees of the Fund or by a vote of a majority of the outstanding voting securities of the Fund.

The table immediately below the fifth paragraph in the section of the Prospectus entitled "Management of the Funds-BlackRock" is deleted in its entirety and replaced with the following:


Caps on Total Annual Fund Operating Expenses*
(excluding Dividend Expense, Interest Expense, Acquired Fund
(underlying fund) Fees and Expenses and certain other Fund expenses)





         (1) Fixed-term Contractual Caps       (2) Perpetual
                                               Contractual Caps(3)

             In effect until     In effect until
             June 23, 2015 (1)   February 1, 2017
                                     (2)

20/80 Fund


Investor A         0.53%           0.43%           1.53%
Investor C         1.25%           1.18%          2.25%
Institutional      0.13%           0.09%          1.13%
Class R            0.74%           0.74%          1.74%
40/60 Fund
Investor A         0.51%           0.43%          1.51%
Investor C         1.24%           1.18%          2.24%
Institutional      0.09%           0.09%          1.09%
Class R            0.59%           0.59%          1.59%
60/40 Fund
Investor A         0.45%           0.43%          1.45%
Investor C         1.17%           1.18%          2.17%
Institutional      0.07%           0.09%          1.07%
Class R            0.62%           0.62%          1.62%
80/20 Fund
Investor A        0.43%            0.43%          1.43%
Investor C        1.18%            1.18%          2.18%
Institutional     0.09%            0.09%          1.09%
Class R           0.59%            0.59%          1.59%

*As a percentage of average daily net assets.

(1)
The contractual caps will be terminated effective June 23, 2015.

(2)
The contractual caps are in effect until February 1, 2017. The contractual agreement may be terminated upon 90 days' notice by a majority of the non-interested trustees of a Fund or by a vote of a majority of the outstanding voting securities of a Fund.

(3)
The contractual agreement is perpetual and has no effective termination date, but may be terminated upon 90 days' notice by a majority of the non-interested trustees of a Fund or by a vote of a majority of the outstanding voting securities of a Fund.